UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. _______)
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Calavo Growers, Inc.

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Since 1924
The First Name in Avocados
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2011
TO THE SHAREHOLDERS OF CALAVO GROWERS, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Calavo Growers, Inc., a California corporation, will be held on April 27, 2011 at 1:00 p.m. Pacific Time at 15765 W. Telegraph Road, Santa Paula, California, 93060 for the following purposes:
(1)	To elect thirteen directors, each for a term of one year;

(2)	To ratify the appointment of our independent registered public accounting firm for fiscal year 2011;

(3)	To approve the Calavo Growers, Inc. 2011 Management Incentive Plan;

(4)	To conduct an advisory vote on executive compensation;

(5)	To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
The close of business on February 28, 2011 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1141-A Cummings Road, Santa Paula, California.
Accompanying this Notice is a proxy. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted. To accommodate the largest number of shareholders at the meeting, we request that you indicate your intent to attend by calling Eyvonne Ortega at (805) 921-3244 by April 22, 2011.
All shareholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,
/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President

March 10, 2011
Santa Paula, California

Since 1924
The First Name in Avocados
1141-A Cummings Road
Santa Paula, California 93060
(805) 525-1245

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Calavo Growers, Inc. to be held on Wednesday, April 27, 2011, beginning at 1:00 p.m. local time, at 15765 W. Telegraph Road, Santa Paula, California, 93060 and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about March 10, 2011 in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Proxy Materials
Why am I receiving these materials?
The Board of Directors (the “Board”) of Calavo Growers, Inc. (“Calavo,” the “Company,” “we,” our” or “us”), a California corporation, is providing these proxy materials for you in connection with our annual meeting of shareholders, which will take place on April 27, 2011. As a shareholder, you are invited to attend the annual meeting and are entitled to, and requested to, vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:
•	Our proxy statement for the annual meeting of shareholders;

•	Our 2010 Annual Report, which includes key information from our 2010 Form 10-K; and

•	A proxy card or a voting instruction card for the annual meeting.
What information is contained in this proxy statement?
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of our directors and current executive officers for fiscal 2010, and other required information.

How may I obtain a copy of Calavo’s 2010 Annual Report to Shareholders, Form 10-K and/or other financial information?
A copy of our 2010 Annual Report to Shareholders, which includes key information from our 2010 Form 10-K, is enclosed. Shareholders may request another free hard copy of our 2010 Annual Report to Shareholders and/or a free copy of our entire Form 10-K, from:
Corporate Controller
Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, California 93060
(805) 525-1245
Calavo also will furnish any exhibit to our 2010 Form 10-K, if specifically requested, for a fee of $0.20 per page to cover our expenses.
Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2011
This proxy statement, the accompanying proxy, our 2010 Annual Report to Shareholders and our 2010 Form 10-K are also available on our website at http://www.calavo.com.
How may I request multiple sets of proxy materials if two or more shareholders reside in my household?
To minimize our expenses, one proxy statement and one annual report to shareholders may be delivered to two or more shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the proxy statement and annual report was delivered. Requests for additional copies of the proxy statement and annual report, and requests that in the future separate documents be sent to shareholders who share an address, should be directed by writing to Calavo Growers, Inc., 1141-A Cummings Road, Santa Paula, California 93060, Attention James Snyder, or by calling Mr. Snyder at (805) 525-1245.
How may I request a single set of proxy materials for my household?
If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address set forth in the preceding paragraph to request delivery of a single copy of these materials.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each Calavo proxy card and voting instruction card that you receive.

Voting Information
What items of business will be voted on at the annual meeting?
The items of business scheduled to be voted on at the annual meeting are:
•	The election of directors

•	The ratification of Calavo’s independent registered public accounting firm for the 2011 fiscal year

•	Approval of the Calavo Growers, Inc. 2011 Management Incentive Plan

•	Advisory vote on executive compensation

•	Advisory vote on the frequency of holding future advisory votes on executive compensation
We also will consider any other business that properly comes before the annual meeting. See question below.
What happens if additional matters are presented at the annual meeting?
Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Lecil E. Cole and J. Link Leavens, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees are not available as candidates for directors, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares FOR each of the thirteen nominees for election to the Board, FOR the ratification of our independent registered public accounting firm for the 2011 fiscal year, FOR the approval of the Calavo Growers, Inc. 2011 Management Incentive Plan, FOR the approval of the compensation of Calavo’s named executive officers, and for an advisory vote every one year on executive compensation.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many Calavo shareholders hold their shares through a broker, or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner
If your shares are held in a brokerage account, or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.
Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting, unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should provide voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

What shares can I vote?
Each share of Calavo common stock issued and outstanding as of the close of business on February 28, 2011, the Record Date for the annual meeting, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date, Calavo had approximately 14.7 million shares of common stock issued and outstanding.
How can I vote my shares in person at the annual meeting?
Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
How can I vote my shares without attending the annual meeting?
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.
Shareholders of record of Calavo common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Calavo shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.
What is the deadline for voting my shares?
If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the annual meeting.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.
May I change my vote?
You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address shown under the question below titled, “What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?” prior to your shares being voted or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Calavo or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide on their proxy card written comments, which are then forwarded to Calavo management.
How may I vote on each proposal?
In the election of directors, you may vote “FOR,” “WITHHOLD AUTHORITY” or “ABSTAIN” with respect to each of the nominees. You also may cumulate your votes as described in the question below titled, “Is cumulative voting permitted for the election of directors?.”
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to ratify the appointment of our independent registered public accounting firm for the 2011 fiscal year.
With respect to the approval of the Calavo Growers, Inc. 2011 Management Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN”.
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the advisory vote on executive compensation.
With respect to the frequency of future advisory votes on executive compensation, you may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.”
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR ratification of the appointment of our independent registered public accounting firm, FOR approval of Calavo Growers, Inc 2011 Management Incentive Plan, FOR the approval of the compensation of Calavo’s named executive officers, and for an advisory vote every one year on executive compensation).
What is the voting requirement to approve each of the proposals?
In the election of directors, the thirteen director candidates receiving the highest number of affirmative votes will be elected. Approval of the Calavo Growers, Inc. 2011 Management Incentive Plan, approval to ratify the appointment of our independent registered public accounting firm for the 2011 fiscal year and approval of the advisory vote on executive compensation each requires the affirmative vote of a majority of those shares present in person or represented by proxy and voting on that proposal at the annual meeting. With respect to the advisory vote on the frequency of holding future advisory votes on executive compensation, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency of the advisory vote on executive compensation that has been recommended by the shareholders.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Broker non-votes and abstentions will not affect the outcome of any of the proposals to be voted upon.

Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
The election of directors (Proposal No. 1), the approval of the Calavo Growers, Inc. 2011 Management Incentive Plan (Proposal No. 3), the advisory vote on executive compensation (Proposal No. 4), and the advisory vote on the frequency of holding future advisory votes on executive compensation (Proposal No. 5) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters and, as a result, there may be broker non-votes on Proposals Nos. 1, 3, 4 and 5.
Is cumulative voting permitted for the election of directors?
In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are 13 directors to be elected at the annual meeting, you may allocate 1,300 “FOR” votes (13 times 100) among as few or as many of the 13 nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.
If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card or, if you vote in person at the annual meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.
If you vote by proxy card or voting instruction card and sign your card with no further instructions, Lecil E. Cole and J. Link Leavens, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.
Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on February 28, 2011, the record date for the annual meeting, is entitled to one vote.
Who will serve as inspector of elections?
The inspector of elections will be a representative from our transfer agent, Computershare.
Who will bear the cost of soliciting votes for the annual meeting?
We are making this solicitation and will pay substantially all of the costs of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have retained Computershare, our transfer agent, to assist with the solicitation of proxies from the shareholders of record for a fee of approximately $10,000, plus expenses. We will also reimburse banks, brokers or other nominees for their costs of sending our proxy materials to beneficial owners. Directors, officers or other employees of ours may also solicit proxies from shareholders in person, by telephone, facsimile transmission or other electronic means of communication without additional compensation.
Where can I find the voting results of the annual meeting?
We intend to announce preliminary voting results at the annual meeting and publish final results on a Form 8-K filed with the SEC shortly after our annual meeting.

What if I have questions for Calavo’s transfer agent?
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.
Computershare Trust Company, N.A.
250 Royall St
Canton, MA 02021
(800) 962-4284
Annual Meeting Information
What is the purpose of the annual meeting?
At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, the ratification of our independent registered public accounting firm, the approval of the Calavo Growers, Inc. 2011 Management Incentive Plan, an advisory vote on executive compensation and an advisory vote on the frequency of holding future advisory votes on executive compensation. In addition, management will report on our performance during fiscal year 2010 and respond to questions from shareholders.
Who can attend the meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. To accommodate the largest number of shareholders at the meeting, we request that you indicate your intent to attend by calling Eyvonne Ortega at (805) 921-3244 by April 22, 2011.
How many shares must be present or represented to conduct business at the annual meeting?
The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in the question above titled, “What is the voting requirement to approve each of the proposals?” are counted for the purpose of determining the presence of a quorum.
Shareholder Proposals, Director Nominations and Related Bylaw Provisions
What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?
You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary, at our principal executive offices, no later than November 11, 2011. If the date of next year’s annual meeting is moved more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to our corporate address:
Corporate Secretary
Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, California 93060

If notice of a shareholder proposal submitted outside the process of Rule 14a-8 is not received by our Corporate Secretary by January 24, 2012, the persons named in our proxy for the next annual meeting of shareholders will have discretionary authority to vote on the proposal in accordance with their best judgment.
How may I recommend or nominate individuals to serve as directors?
You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above.
In addition, our bylaws permit a shareholder to nominate directors for election at an annual shareholders’ meeting, but only if the shareholder complies with the procedures that are set forth in the bylaws. Our bylaws state that the shareholder must deliver notice of the nomination to our Corporate Secretary not less than 30 days, nor more than 120 days, prior to the date of the meeting. The notice must set forth the information that is specified in the bylaws, including information about both the director candidate and the shareholder who has proposed the candidate.
How may I obtain a copy of Calavo’s Bylaw provisions regarding shareholder proposals and director nominations?
You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates.
How may I communicate with Calavo’s Board of Directors?
You may submit an e-mail to our Board at boardmembers@calavo.com. All directors have access to this e-mail address.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a code of ethics that applies to all of our directors, officers and employees. A copy of our code of ethics is posted on our Internet site at http://www.calavo.com.
Shareholders may request free printed copies of our code of ethics and our Board committee charters from:
Calavo Growers, Inc.
Attention: Corporate Secretary
1141-A Cummings Road
Santa Paula, CA 93060
(805) 525-1245
Board Structure, Independence of Directors and Committee Composition
As of the date of this proxy statement, our Board has thirteen directors. The Board has recommended the election of the thirteen director nominees who are identified in this proxy statement, each of whom currently is a director of Calavo.
The Board has determined that each of the following seven non-employee directors standing for election is independent under applicable NASDAQ rules: Michael Hause, George Barnes, John Hunt, Marc Brown, Alva Snider, Egidio Carbone, Jr., and Steven Hollister.
The Board has the following four committees: (1) Executive, (2) Audit, (3) Nominating and Corporate Governance, and (4) Compensation. The membership during the last fiscal year through the date of this proxy statement, and the function of each of the committees, are described below. During fiscal year 2010, the Board held 12 meetings. Each director attended at least 75% of all Board and applicable Committee meetings for which he or she served as a Committee member. Directors are encouraged by the Board to attend annual meetings of Calavo’s shareholders, and all of our directors attended the 2010 annual meeting of shareholders.
The Board has determined that each current member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee is independent within the meaning of applicable NASDAQ rules, and that each current member of the Audit Committee is independent within the meaning of applicable rules of the Securities and Exchange Commission (the “SEC”) regarding the independence of audit committee members. The Board has also determined that each member of the Compensation Committee is a “non-employee director” within the meaning of applicable SEC rules and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Nominating
and Corporate
	Executive	Audit	Governance	Compensation
Director	Committee	Committee	Committee	Committee
Lecil E. Cole	* *
Michael D. Hause		* *	*	*
Alva V. Snider			*
George H. Barnes		*	*
Harold S. Edwards	*
Egidio Carbone, Jr.		*
Donald M. Sanders	*
Dorcas H. McFarlane	*
Scott Van Der Kar	*
J. Link Leavens	*
John M. Hunt		*	* *
Steven Hollister		*		* *
Marc L. Brown			*
Number of meetings in fiscal year 2010	0	4	2	3

*	Member.

**	Chair.
Executive Committee. The Executive Committee exercises the authority of the Board of Directors when the Board is not in session, as permitted by law and by policy.
Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing our financial reporting processes and the audit of our financial statements, including the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of our internal audit function and the independent registered public accounting firm, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on our financial statements; and reviews transactions with related persons. The Audit Committee works closely with management as well as the independent registered public accounting firm.
The Board has determined that Michael Hause is an audit committee financial expert as defined by SEC rules and applicable listing standards.
The report of the Audit Committee of the Board of Directors is included in the proxy statement on page 42. The charter of the Audit Committee is on our website at http://www.calavo.com.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends candidates to be nominated for election as directors at our annual meeting, consistent with criteria approved by the Board; develops and reviews corporate governance principles and related policies for approval by the Board; periodically assesses the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; considers director candidates proposed by shareholders; reviews proposed changes to our Articles of Incorporation and Bylaws; and reviews shareholder proposals in conjunction with the Chairman of the Board and recommends Board responses.
The charter of the Nominating and Corporate Governance Committee is on our website at http://www.calavo.com.

Compensation Committee. The Compensation Committee reviews and approves the Compensation Committee report required by the SEC for inclusion in the annual proxy statement and has authority to retain compensation consultants. Other specific duties and responsibilities of the Compensation Committee include reviewing and approving objectives relevant to executive officer compensation; determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing our equity-based and incentive compensation plans for executive officers; and recommending compensation policies and practices for service on the Board and its committees.
The charter of the Compensation Committee is posted on our website at www.calavo.com.
Leadership Structure
The leadership structure of the Board of Directors is centered on the concept of an appropriate balance between management and the Board of Directors. The Board believes that it is in the best interest of Calavo and its shareholders for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon applicable facts and circumstances. The Board believes that presently it is in the best interest of Calavo and its shareholders that the positions of Chairman of the Board and CEO should not to be separated. Mr. Cole’s diverse history with Calavo, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of Calavo’s day-to-day operations.
Although the Board has not designated any other director to serve as its “lead independent director,” all of Calavo’s other directors have access to the CEO and other Calavo executives on request. In addition, Calavo’s independent directors serve actively on Board committees and may request agenda topics to be addressed at Board and committee meetings.
Risk Oversight
The Board has delegated certain duties with respect to risk oversight for Calavo to the Audit Committee. One of the Audit Committee’s duties is to identify and review with senior corporate management issues concerning the key areas of business and financial risk to which Calavo is exposed. In this context “business and financial risk” is broadly construed to include risks, of whatever nature or source: (1) to the achievement of Calavo’s strategic or tactical objectives and its financial plans; (2) to management effectiveness; (3) to Calavo’s reputation or legal position; and (4) to Calavo’s financial condition, results of operations or cash flows.
The Board has delegated to the Compensation Committee the duty to consider whether Calavo’s compensation practices and policies for its executive officers create unnecessary risks to Calavo. The Compensation Committee reports back to the full Board with respect to its assessment.
Director Nominees
Shareholder Nominees
The Nominating and Corporate Governance Committee will consider shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Any shareholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Corporate Secretary
Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, CA 93060

In addition, our bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers—Shareholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend or nominate individuals to serve as directors?”
Director Qualifications
The Nominating and Corporate Governance Committee believes that members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Calavo values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. Although the Nominating and Corporate Governance Committee believes that director nominees should add to the range of backgrounds and experiences of Calavo directors, neither the Nominating and Corporate Governance Committee nor the Board has a policy regarding the consideration of diversity in identifying and evaluating director nominees.
Identifying and Evaluating Nominees for Director
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.
Director Compensation
Each of our non-employee directors is paid a $10,000 annual retainer for services rendered from January to December and is reimbursed for reasonable expenses incurred in connection with the performance of his or her service as a director. Each non-employee director also receives cash compensation of $2,000 for each day of attendance at each Board meeting. Additionally, committee members receive $500 per committee meeting attended, although that per meeting fee has been increased to $1,000 beginning with the 2011 fiscal year for members of the Executive Committee.
During the 2010 fiscal year, committee chairs each received a $2,500 retainer. For the 2011 fiscal year, the chairs of the Audit Committee and the Compensation Committee will each receive a retainer of $10,000, and the chair of the Nominating and Corporate Governance Committee will receive a retainer of $5,000. Directors may, from time to time, be compensated related to their involvement in special projects, as determined by the Board of Directors.

Director Compensation Table
The following table summarizes compensation that our directors (other than Lecil Cole, a named executive officer) earned during fiscal 2010 for services as members of our Board of Directors.

	Fees Earned or	Option	Total
Name	Paid in Cash ($)	Awards ($)(1)	($)
George Barnes	$60,500	—	$60,500
Marc Brown	$32,500	$64,000 (2)	$96,500
Egidio Carbone(3)	$64,000	—	$64,000
Harold Edwards(6)	$58,000	—	$58,000
Michael Hause(4)	$62,500	—	$62,500
Steven Hollister(7)	$62,000	—	$62,000
John Hunt	$64,000	—	$64,000
J. Link Leavens	$60,500	—	$60,500
Dorcas McFarlane	$58,000	—	$58,000
Donald Sanders(5)	$58,000	—	$58,000
Alva Snider	$57,500	—	$57,500
Scott Van Der Kar	$60,500	—	$60,500
Fred Ferrazzano(9)	$16,000	—	$16,000

(1)	Valuation is based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FASB ASC Topic 718 with respect to fiscal 2010. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be realized by the directors with respect to these awards. The assumptions we used with respect to the valuation of option grants are set forth in Note 2 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended October 31, 2010.

(2)	The grant date fair value of options granted during fiscal year 2010 for Mr. Brown, computed in accordance with FASB ASC Topic 718, was $64,000. Such grant vests in equal increments over a five-year period and has an exercise price of $19.20 per share. Vested options have a term of five years from the vesting date. The market price of our common stock at the grant date was $19.20. Mr. Brown’s option covers 10,000 shares of common stock.

(3)	Mr. Carbone held options to purchase 9,000 shares of common stock at October 31, 2010.

(4)	Mr. Hause held options to purchase 14,000 shares of common stock at October 31, 2010.

(5)	Mr. Sanders held options to purchase 34,000 shares of common stock at October 31, 2010.

(6)	Mr. Edwards held options to purchase 10,000 shares of common stock at October 31, 2010.

(7)	Mr. Hollister held options to purchase 10,000 shares of common stock at October 31, 2010.

(8)	Mr.Ferrazzano resigned from the board of directors in June 2010.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
There are thirteen nominees for election to our Board this year. All of the nominees, other than Marc Brown (who was appointed by the Board as a director in June 2010 after having been recommended for that position by the Nominating and Corporate Governance Committee) have served as directors since the last annual meeting. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.
The thirteen director candidates receiving the highest number of affirmative votes at the annual meeting will be elected.
If you sign your proxy or voting instruction card, but do not give instructions with respect to voting for directors, your shares will be voted for the thirteen persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.
You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the thirteen persons who will be voted upon at the annual meeting. See “Questions and Answers—Voting Information—Is cumulative voting permitted for the election of directors?” for further information about how to cumulate your votes.
All of the nominees have indicated to Calavo that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, Mr. Cole and Mr. Leavens, will vote for a nominee or nominees designated by the Board.

Lecil E. Cole	Director since 1982
Mr. Cole, age 71, has served as our Chairman of the Board of Directors, Chief Executive Officer and President since February 1999. He served as an executive of Safeway Stores from 1964 to 1976 and as the Chairman of Central Coast Federal Land Bank from 1986 to 1996. Mr. Cole has served as the Chairman and President of Hawaiian Sweet Inc. and Tropical Hawaiian Products, Inc. since 1996. Mr. Cole farms a total of approximately 4,400 acres in California on which avocados and cattle are produced and raised.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Cole’s vast and diverse history with Calavo, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations. Mr. Cole also provides great insight as to how Calavo grew into the organization that it is today. His institutional knowledge is an invaluable asset to the Board in effecting its oversight of Calavo and its path into the future. Mr. Cole’s presence on the Board also allows for a flow of information and ideas between the Board and management.

George H. Barnes	Director since 2004
Mr. Barnes, age 78, has owned and operated avocado groves since 1988 and has served as a member of the California Avocado Commission for eight years. Mr. Barnes was a director of Calavo from 2000 through 2002.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Barnes’ diverse experience in the agriculture industry has provided the Board insight and understanding that has assisted the Board’s oversight of Calavo.

Michael D. Hause	Director since 2003
Mr. Hause, age 57, has served as President and Chief Executive Officer of Santa Clara Valley Bank N.A since October 2001. Prior to October 2001, Mr. Hause served as Senior Vice President of Farm Credit — West (previously Central Coast Farm Credit) in the capacity of Director of Internal Audit for a period of 8 years. Mr. Hause is a former Certified Internal Auditor and a former member of the Institute of Internal Auditors.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Hause’s wide array of experience in the business world give the Board a unique perspective on not only its business, but the broader economy as well. Mr. Hause’s collective experiences allow him to better appreciate the issues management faces.

Donald M. Sanders	Director since 2002
Mr. Sanders, age 63, has served as President and Owner of S&S Grove Management Services, Inc. since 1991. In addition, Mr. Sanders has ownership interests in S&S Ranch and Rancho Santo Tomas which include an aggregate of 134 acres of avocado orchards.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Sander’s diverse experience in the agriculture industry has provided the Board vast insight and understanding that has assisted the Board’s oversight of Calavo.

Alva V. Snider	Director since 1987
Mr. Snider, age 94, has owned and managed a seven-acre avocado and specialty crop grove since 1968 and is a former director of the California Avocado Commission. He is a retired manager of Shell Chemical Corp.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Snider’s 25-year experience on the California Avocado Commission and operating an avocado grove for many years has provided Mr. Snider experience in the agricultural industry that is very beneficial to the Board and Calavo as a whole.

Scott Van Der Kar	Director since 1994
Mr. Van Der Kar, age 56, has served as a manager of his family’s farm, Pinehill Ranch, since 1978. The Van Der Kar family farms approximately 100 acres of avocados and has been delivering avocados to Calavo since 1959. He is a current member of the board of the California Chermoya Association, a former member of the board of the Santa Barbara County Workforce Investment Board, and is a former director of the Santa Barbara County Farm Bureau.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Van Der Kar’s diverse experience in the agriculture industry has provided the Board with valuable insight and understanding that has assisted the Board’s oversight of Calavo.

J. Link Leavens	Director since 1987
Mr. Leavens, age 59, is the general manager of Leavens Ranches, a family partnership, that farms 1100 acres of lemons and avocados in Ventura and Monterey Counties. He has served as President of the Ventura County Farm Bureau, the Ventura County Resource Conservation District and was a founding member of the University of California Hansen Trust Advisory Committee. Leavens Ranches have been Calavo members since 1956.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Leavens’ experience in managing agricultural partnerships and properties for over 35 years provides an invaluable asset to the Board of Directors as it evaluates not only Calavo’s present circumstances, but the direction it will head in the future.

Dorcas H. McFarlane	Director since 1986
Ms. McFarlane, age 79, owns and operates the J.K. Thille Ranches, a 280-acre farm on which avocados, lemons and vegetables have been grown since 1949. She is a former member of the board of the Saticoy Lemon Association, as well as a former member of the Agricultural Issues Center of the University of California. She served on the board of the Agricultural Council of California and as chairman of the board. In addition, she served on the University of California President’s Advisory Commission.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. McFarlane’s history with Calavo is vital to the Board’s collective knowledge of Calavo’s operations. Ms. McFarlane also provides great insight as to how Calavo grew into the organization that it is today.

John M. Hunt	Director since 1993
Mr. Hunt, age 54, has served as the General Manager of Embarcadero Ranch since 1982 where he manages a 400-acre avocado and citrus ranch.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Hunt’s diverse experience in the agriculture industry has provided the Board with significant insight and understanding that has assisted the Board’s oversight of Calavo.

Egidio Carbone, Jr.	Director since 2005
Mr. Carbone, age 70, served as Vice-President, Finance and Corporate Secretary for Calavo from 1980 to 2002. He was also a CPA from 1967 to 2002 in the State of California and has taught accounting and finance at the college level. He has served as a member of the board of directors of the California Avocado Commission from 2008 to present.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Carbone’s experience as Calavo’s former Vice-President, Finance and Corporate Secretary is invaluable to the insight of the Board of Directors. Mr. Carbone’s experience is also significant to the Board and to the Audit Committee in understanding today’s complex and ever-changing accounting rules and regulations.

Harold Edwards	Director since 2006
Mr. Edwards, age 45, has been the President and Chief Executive Officer of Limoneira Company, an agricultural, real estate and community development company, since November 2004. Prior to joining Limoneira Company, Mr. Edwards was the President of Puritan Medical Products, a division of Airgas Inc. from January 2003 to November 2004; Vice President and General Manager of Latin America and Global Expert of Fisher Scientific International, Inc. from September 2001 to December 2002; General Manager of Cargill Animal Nutrition Philippines operations, a division of Cargill, Inc., from May 2001 to September 2001; and Managing Director of Agribrands Philippines, Inc., a division of Agribrands International (Purina) from 1999 to 2001.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Edwards’ wide array of experiences in the business world give the Board a unique perspective on not only its business, but also the broader economy. Mr. Edwards’ experiences as an executive of other companies allow him to better appreciate the day-to-day issues management faces, thereby allowing for better communications between the Board and management.

Steven Hollister	Director since 2008
Mr. Hollister, age 53, has been Vice President of Sunrise Mortgage & Investment Company, a commercial mortgage broker, since 2006. Additionally, Mr. Hollister served as Chief Operating Officer of Fess Parker Winery &

Vineyard and Santa Barbara County Wine Center from 2002 to 2006. In addition, Mr. Hollister was Senior Vice President of Central Coast Farm Credit for 17 years.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Hollister’s diverse business experience in finance and agriculture gives the Board insight into Calavo’s present circumstances and future direction.

Marc L. Brown	Director since 2010
Mr. Brown, age 59, has been a member of TroyGould PC, a Los Angeles law firm, since 2000. TroyGould PC represents Calavo as legal counsel. Mr. Brown brings to the Board of Directors over thirty years of experience counseling numerous public corporations in matters involving mergers and acquisitions, corporate governance, executive compensation, and compliance with the United States securities laws.
The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Brown’s extensive experience as an attorney makes him a valuable resource for our Board of Directors in its analysis of a variety of business and legal issues.
The Board of Directors unanimously recommends that you vote your shares “FOR” each of the thirteen nominees named above for election to the Board.
PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending October 31, 2011. During fiscal 2010, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax services. See “Principal Auditor Fees and Services” on page 42. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to respond to appropriate questions and, if they desire, make a statement. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.
PROPOSAL NO. 3
APPROVAL OF THE CALAVO GROWERS, INC.
2011 MANAGEMENT INCENTIVE PLAN
On December 9, 2010, the Board of Directors adopted the Calavo Growers, Inc. 2011 Management Incentive Plan (the “2011 Plan”). Implementation of the 2011 Plan is subject to shareholder approval at the annual meeting. A copy of the 2011 Plan is attached as Appendix A to this proxy statement.
A summary of the 2011 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2011 Plan.
Purpose
The purpose of the 2011 Plan is to promote the interests of Calavo and its shareholders by (1) attracting, retaining and motivating directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of Calavo and its subsidiaries and (2) enabling 2011 Plan participants to participate in Calavo’s growth and financial success. A related purpose of the 2011 Plan is to consolidate all of Calavo’s equity and cash incentive plans for executive officers into one plan.
Administration
The 2011 Plan is administered by Calavo’s Compensation Committee, each member of which must be (1) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, including the treasury regulations promulgated thereunder (the “Code”), (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (3) an “independent director” under applicable rules and regulations of NASDAQ, and (4) “independent” under rules that may subsequently be adopted by the Securities and Exchange Commission or NASDAQ pursuant to applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the independence of compensation committee members.
The Compensation Committee will select the participants who are eligible to receive awards under the 2011 Plan and will determine the terms of such awards. However, the Board of Directors is entitled, in its discretion, to grant awards under the 2011 Plan to directors who are not employees. Also, the Compensation Committee is entitled to permit Calavo’s Chief Executive Officer to make awards under the 2011 Plan to employees and consultants who are not executive officers of Calavo.
Eligible 2011 Plan Participants
All directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of Calavo and its subsidiaries are eligible to receive awards under the 2011 Plan. The grant of an award under the 2011 Plan will not give the award holder the right to be retained as a director, officer, employee or consultant of or to Calavo or its subsidiaries.
Shares and Cash Available for Awards
Up to 1,500,000 shares of common stock may be issued by Calavo under the 2011 Plan. However, no person may be granted awards under the 2011 Plan during any fiscal year that cover more than 150,000 shares of common stock. The preceding limits are subject to proportionate adjustment in the event of a stock split, reverse stock split, stock dividend or other specified corporate transaction.
The maximum amount of a cash award that may be paid under the 2011 Plan to any participant in any fiscal year is $4,000,000.
As of February 28, 2011, 2,002,000 shares of common stock were available for issuance by Calavo under our 2005 Stock Incentive Plan and 2002 Stock Purchase Plan for Officers and Employees, although we have discontinued granting awards under our 2002 Stock Purchase Plan for Officers and Employees. The 2011 Plan provides that, following approval of the 2011 Plan by Calavo’s shareholders, no new awards will be made under our 2005 Stock Incentive Plan or 2002 Stock Purchase Plan for Officers and Employees, provided that outstanding awards under such plans will continue in effect.
Types of Awards
Awards may be made under the 2011 Plan in the form of:
•	Stock options that are intended to qualify as “incentive stock options” under Section 422 of the Code (“incentive stock options”), provided that incentive stock options may be granted only to employees of Calavo and its subsidiaries;

•	Stock options that are not incentive stock options (“nonqualified stock options”);

•	Stock appreciation rights (“SARs”) that represent an unfunded and unsecured promise to deliver shares of common stock, cash or other property equal in value to the excess, if any, of the fair market value per share over the exercise (or base) price per share of the SARs;

•	Shares of common stock that are subject to specified transfer restrictions, forfeiture provisions and other terms specified in the award agreements (“restricted shares”);

•	Restricted stock units that represent an unfunded and unsecured promise to deliver shares of common stock, cash or other property in accordance with the terms of the applicable award agreement (“restricted stock units”);

•	Other equity-based or equity-related awards that the Compensation Committee determines are consistent with the purpose of the 2011 Plan and the interests of Calavo;

•	Awards that may be settled in cash (“cash incentive awards”); and

•	Awards, whether payable in cash, restricted shares, restricted stock units and/or other forms of equity, that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“performance awards”).
Terms of Awards
Final Date for Awards
No award may be granted under the 2011 Plan after December 9, 2020, which is the tenth anniversary of the Board’s adoption of the 2011 Plan.
Written Agreement
The terms of each award under the 2011 Plan will be evidenced by an agreement in a form approved by the Compensation Committee.
Exercise Price; No Repricing
The exercise price of each share of common stock covered by a nonqualified stock option or an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the date of the grant of the nonqualified stock option or incentive stock option. With respect to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock, the exercise price per share for an incentive stock option may not be less than 110% of the fair market value of a share of common stock on the date of the grant of the incentive stock option.
The exercise price (or base value) of each share of common stock covered by an SAR may not be less than 100% of the fair market value of a share of common stock on the date of the grant of the SAR. The 2011 Plan does not specify a minimum purchase price for restricted shares, restricted stock units or other equity-based or equity-related awards.
In no event may any nonqualified stock option, incentive stock option or SAR (1) be amended to decrease its exercise price, (2) be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares of common stock in exchange for another option or SAR or any restricted share, restricted stock unit, other equity-based award, award under any other equity-compensation plan or any cash payment, or (3) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or SAR, unless such amendment, cancellation or action is approved by Calavo’s shareholders.

Vesting
Nonqualified stock options, incentive stock options, SARs, restricted shares and restricted stock units will become exercisable or non-forfeitable (that is, “vest”) upon the terms specified by the Compensation Committee in the applicable award agreement. Except as otherwise specified by the Compensation Committee in the applicable award agreement, nonqualified stock options, incentive stock options, SARs, restricted shares and restricted stock units will become vested with respect to twenty percent of the shares of common stock subject to the awards on each of the first five anniversaries of the date of grant.
Termination
Except as otherwise set forth in the applicable award agreement, each nonqualified stock option, incentive stock option and SAR will automatically terminate, and will cease to be exercisable, upon the earlier of (1) the tenth anniversary of the date the option or SAR is granted and (2) ninety days after the date the participant who is holding the option or SAR ceases for any reason to be a director, officer, employee or consultant of Calavo and its subsidiaries. In no event may a nonqualified stock option, an incentive stock option or an SAR be exercisable after the tenth anniversary of the date the option or SAR is granted. Except as otherwise set forth in the applicable award agreement, a participant’s rights with respect to the unvested portion of restricted shares or restricted stock units will terminate automatically terminate as of the date that the participant’s service as a director, officer, employee or consultant terminates.
Transferability
Except as otherwise specified in the applicable award agreement, during a participant’s lifetime each award (and any rights and obligations under the award) will be exercisable only by the participant or, if permissible under applicable laws, rules and regulations, by the participant’s legal guardian or representative, and no award may be assigned or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, provided that the Board or the Compensation Committee may adopt rules permitting the transfer, solely as gifts during the participant’s lifetime, of awards (other than incentive stock options) to immediate family members, family trusts and charitable institutions.
Dividends and Dividend Equivalents
In the discretion of the Compensation Committee, an award agreement pertaining to restricted shares, restricted stock units or any other award (excluding an option, an SAR or a cash incentive award) may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares of common stock or other property, on a current or deferred basis, on such terms as may be specified in the award agreement.
Performance Awards
Under Section 162(m) of the Code, an income tax deduction generally is not available to a public company for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its other four most highly compensated executive officers unless the compensation is “performance-based compensation” within the meaning of Section 162(m). Nonqualified stock options, incentive stock options and SARs will be considered “performance-based” under the 2011 Plan if their exercise (or base) prices are equal to at least 100% of the fair market value of a share of common stock on the date of grant.
Under the 2011 Plan, the Compensation Committee has the authority to designate cash incentive awards and restricted share and restricted stock unit awards as performance-based compensation under Section 162(m) of the Code. To be performance-based compensation within the meaning of Section 162(m), such awards must be conditioned on the achievement of one or more objective performance goals during a performance period specified by the Compensation Committee.

The 2011 Plan provides that, within the first ninety days of a performance period specified by the Compensation Committee (which generally will be a fiscal year but which can be a longer or shorter period), the Compensation Committee may designate which employees and other plan participants will be eligible to receive performance awards with respect to the performance period. The Compensation Committee has discretion to select (1) the type of performance awards to be issued (which can be cash incentive awards and/or equity-based awards), (2) the performance criterion or criteria that will be used to establish the performance goal or goals, (3) the performance goal or goals that must be satisfied during the performance period, and (4) the objective performance formula that will be used to determine whether all, some portion or none of the participant’s performance award has been earned during the performance period.
The 2011 Plan provides that the performance criteria that will be used by the Compensation Committee to establish the performance goal(s) with respect to performance awards will be based on the attainment of specific levels of performance of Calavo or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, calculated over a period of one fiscal year or any other shorter or longer period specified by the Compensation Committee, and will be limited to the following: (1) net income; (2) income before income taxes; (3) net income per share of common stock; (4) earnings before interest, taxes, depreciation and/or amortization; (5) increases in share price; (6) sales (including specified types or categories of sales); (7) gross or net margin; (8) operating income; (9) reductions in costs and expenses (including specified types or categories of costs and expenses); (10) cash flow (including specified types or categories of cash flow); (11) return on shareholders’ equity or invested capital; (12) return on assets or sales; (13) working capital; (14) objective measures of productivity or operating efficiency; (15) market share (in the aggregate or by segment); (16) amount or performance of business acquisitions; (17) market capitalization; and (18) book value. Such performance criteria may be applied on an absolute basis, be relative to one or more peer companies of Calavo or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The 2011 Plan provides that the Compensation Committee will, within the first ninety days of the applicable performance period, define in an objective manner the method of calculating the performance criteria it selects to use for the performance period.
To date, the Compensation Committee has used Calavo’s net income as the applicable performance criterion, but it reserves the right to use any of the other performance criteria listed in the preceding paragraph.
The 2011 Plan gives the Compensation Committee limited discretion to modify performance goals for a performance period to the extent permitted by Section 162(m) of the Code. The 2011 Plan also provides that: (1) unless otherwise specified in the applicable award agreement or agreed to by the Compensation Committee with respect to specified causes of employment termination, a participant must be employed by Calavo or a subsidiary on the last day of the performance period to be eligible for any payment with respect to a performance award; (2) a participant is eligible to receive payment of a performance award only to the extent that the Compensation Committee certifies in writing that the performance goal has been achieved; (3) the Compensation Committee has discretion to reduce or eliminate the amount of a performance award earned during a performance period; and (4) no performance awards will be paid to any participants unless and until Calavo’s shareholders have approved the 2011 Plan.
Amendment or Termination
The Board is authorized to amend or terminate the 2011 Plan, except that shareholder approval is required for any amendment (1) that would increase the number of shares of common stock issuable under the 2011 Plan, (2) that would permit the repricing of options or SARs, or (3) that requires shareholder approval under Section 162(m) of the Code, under the rules of NASDAQ or under any other applicable laws, rules or regulations. No amendment or termination of the 2011 Plan may, without the consent of the participant to whom any award has been granted, materially and adversely affect the rights of the participant under the award unless otherwise provided in the applicable award agreement.
Change of Control
Unless otherwise provided in the applicable award agreements or unless otherwise determined by the Compensation Committee, if a “change of control” occurs and if the agreements entered into by Calavo with respect to the change of control do not provide for (1) the continuation in full force and effect of the awards under the 2011 Plan that are outstanding as of the change of control, (2) the assumption in full by Calavo’s successor in the change of control of the awards that are outstanding as of the change of control, or (3) the substitution by Calavo’s successor in the change of control for such awards of new awards with substantially similar terms, then:
•	Any outstanding nonqualified stock options, incentive stock options or SARs held by participants that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of five days prior to the change of control and will terminate on the date of the change of control;

•	All awards designated as performance awards will be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; provided, however, that the Compensation Committee has discretion to cancel, without payment, any or all outstanding incentive cash awards that constitute performance awards if the change of control occurs prior to the completion of at least fifty percent of the performance period governing the incentive cash awards; and

•	All other outstanding awards held by participants that are unexercisable, unvested or still subject to restrictions or forfeiture will automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related to such awards will lapse immediately prior to the change of control.
In general, a “change of control” means:
•	The completion of a merger of Calavo with any other corporation, excluding a merger which results in Calavo’s common stock outstanding immediately prior to the completion of the merger continuing to represent more than fifty percent of the total voting power represented by the voting securities of Calavo or the surviving corporation outstanding immediately after the completion of the merger;

•	The completion of the sale or other disposition of all, or substantially all, of Calavo’s assets, excluding any sale or other disposition of Calavo’s assets in a merger described in the preceding paragraph that does not constitute a change of control; or

•	Any person or “group” (as such term is defined in applicable securities laws), becomes the beneficial owner of outstanding securities representing more than fifty percent of the total voting power of the then-outstanding voting securities of Calavo if, within two years after such fifty percent ownership threshold has been exceeded, a merger of Calavo with or into such person or group (or with or into an affiliate of such person or group) is completed.
Recoupment of Awards
If, due to Calavo’s material noncompliance with any financial reporting requirement of the United States securities laws, rules and regulations, Calavo is required to prepare an accounting restatement of its financial statements, Calavo is entitled to obtain from a participant who received an award during the three-year period preceding the date on which Calavo becomes required to prepare such restatement a cash payment in an amount equal to the portion of the cash award that the Compensation Committee determines was paid to the participant based upon erroneous data contained in Calavo’s financial statements and would not have been paid to the participant based upon Calavo’s restated financial statements. In the event of any such restatement of Calavo’s financial statements, the 2011 Plan also authorizes Calavo to exercise similar remedies with respect to a participant who received shares of common stock based upon erroneous data contained in Calavo’s financial statements.
Federal Income Tax Consequences
The following discussion summarizes the United States income tax consequences of awards granted under the 2011 Plan under Federal income tax laws that are currently in effect. The following discussion does not purport to be a complete description of such Federal income tax consequences, nor does it address foreign, state or local tax consequences. The tax consequences of a Plan participant’s awards may vary depending upon particular circumstances, and the income tax laws and regulations change frequently. Therefore, Plan participants are encouraged to consult their own tax advisors regarding awards received under the 2011 Plan.
Nonqualified Stock Options and Incentive Stock Options
A recipient of a nonqualified stock option or an incentive stock option will realize no taxable income at the time of the grant of the option assuming that the exercise price of the option is not less than the fair market value of a share of common stock on the date of the grant.
The holder of a nonqualified stock option will recognize ordinary income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price of the shares. This taxable income will be subject to payroll tax withholding if the holder is an employee of Calavo or a subsidiary.
When a holder disposes of shares of common stock acquired upon the exercise of a nonqualified stock option, any amount received in excess of the fair market value of the shares of common stock on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares of common stock on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.
The holder of an incentive stock option will not recognize taxable income upon exercise of the option. In order to retain this tax benefit, the holder must make no disposition of the shares of common stock so received for at least one year from the date of exercise and for at least two years from the date of the grant of the incentive stock option. The holder’s compliance with the holding period requirement and other applicable tax provisions will result in the realization of long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition.
If a holder disposes of shares acquired by exercise of an incentive stock option before the expiration of the required holding period, the gain, if any, arising from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of (1) the excess of the fair market value of the shares over the exercise price on the date the incentive stock option was exercised and (2) the excess of the amount realized over the exercise price upon such disposition. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.
For purposes of the alternative minimum tax, the holder will recognize as an addition to his or her tax base, upon the exercise of an incentive stock option, an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. If the holder makes a disqualifying disposition in the year of exercise, the holder will recognize taxable income for purposes of the regular income tax and the holder’s alternative minimum tax base will not be additionally increased.
SARs
A recipient of SARs will realize no taxable income at the time of the grant or vesting of the SARs. The holder of the SARs will recognize ordinary income at the time that the SARs are exercised in an amount equal to the excess of the cash or fair market value of the shares of common stock received by the holder over the amount, if any, paid by the holder for the SARs. This taxable income will be subject to payroll tax withholding if the holder is an employee of Calavo or a subsidiary.

Restricted Shares and Restricted Stock Units
A recipient of restricted shares or restricted stock units will realize no taxable income at the time of the grant so long as the restricted shares or restricted stock units are not vested (that is, they are subject to forfeiture and are not transferable) and so long as an election under Section 83(b) of the Code is not made with respect to the restricted shares.
The recipient of restricted shares or restricted stock units will recognize ordinary income when the award vests (unless a deferral election is duly made by the holder of restricted stock units) in an amount equal to the excess of the fair market value of the shares of common stock at the time of vesting over the purchase price for the shares, if any, and will be subject to payroll tax withholding if the holder is an employee of Calavo or a subsidiary. When the recipient sells shares of common stock, any amount received in excess of the fair market value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares (after vesting has occurred), and if the amount received is less than the fair market value of the shares on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on restricted shares or restricted stock units that have not vested (and that have not been the subject of an election under Section 83(b) of the Code with respect to restricted shares) are treated as compensation income, subject to payroll tax withholding with respect to an employee of Calavo or a subsidiary.
Section 83(b) of the Code permits the recipient of restricted shares to elect, not more than thirty days after the date of receipt of the restricted shares, to include as ordinary income the difference between the fair market value of the restricted shares on the date of grant and their purchase price, if any, rather than being taxed when the restricted shares vest. If such an election is made, the holding period for long-term capital gain or loss treatment will commence on the day following the receipt of the restricted shares, dividends on the restricted shares will be treated as such and not as compensation, and the tax basis of the shares will be their fair market value at the date of grant.
Cash Incentive Awards
The recipient of a cash incentive award will recognize ordinary income when the award is paid to the recipient.
Deductions for Calavo
Calavo will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the recipient of an award is considered to have realized ordinary income as a result of the award, assuming that the limitation under Section 162(m) of the Code is not applicable. Assuming that the holder of shares of common stock received on exercise of an incentive stock option disposes of the shares after compliance with the holding period requirement described above, Calavo will not be entitled to a Federal income tax deduction since the holder will not have realized any ordinary income in the transaction.
Under Section 162(m) of the Code, an income tax deduction generally is not available to Calavo for annual compensation in excess of $1,000,000 paid to our Chief Executive Officer or any of our other four most highly compensated executive officers unless the compensation is “performance-based compensation” within the meaning of Section 162(m). The 2011 Plan is structured to qualify nonqualified stock options, incentive stock options, SARs, restricted shares, restricted stock units, and cash incentive awards as performance-based compensation that is deductible by Calavo under Section 162(m) of the Code.
New Plan Benefits
In January 2011, the Compensation Committee granted performance awards under the 2011 Plan to our five executive officers. The performance awards are subject to shareholder approval of the 2011 Plan. No other awards have been made under the 2011 Plan. It is not currently possible to determine the terms of future awards under the 2011 Plan.

The January 2011 performance awards provide that the following percentages of our 2011 fiscal year net income will be paid to each of our five executive officers, but only if our net income is at least $13,000,000. The percentage of total net income that will be paid to each executive officer will increase by the percentage shown below for each $1,000,000 increase in our net income above $13,000,000. For example, if our net income is $13,000,000, Mr. Cole’s performance award will equal 3.5% of our net income, and if our net income is $15,000,000, Mr. Cole’s performance award will equal 4.5% of our net income. The amount of the performance award payment to an executive officer will be reduced if total 2011 fiscal year compensation for the officer exceeds the maximum total compensation limit specified below. The total compensation limit excludes income attributable to retention bonuses or exercises of stock options.

		Maximum 2011 Fiscal
Executive Officer	Percentage of Net Income if Net Income is at Least $13,000,000	Year Compensation
Lecil Cole	3.50%, with the percentage increased by 0.50% for each $1,000,000 increase in net income above $13,000,000	$2,000,000

Arthur Bruno	1.25%, with the percentage increased by 0.35% for each $1,000,000 increase in net income above $13,000,000	$850,000

Alan Ahmer	0.50%, with the percentage increased by 0.25% for each $1,000,000 increase in net income above $13,000,000	$650,000

Michael Browne	0.50%, with the percentage increased by 0.25% for each $1,000,000 increase in net income above $13,000,000	$650,000

Robert Wedin	0.50%, with the percentage increased by 0.25% for each $1,000,000 increase in net income above $13,000,000	$650,000

Information regarding the performance-based cash incentive awards that our executive officers received with respect to the 2010 fiscal year is set forth below under “Executive Compensation—Compensation Discussion and Analysis.”
Equity Compensation Plan Information
The following table sets forth information regarding our compensation plans (including individual compensation arrangements) under which shares of our common stock were authorized for issuance as of October 31, 2010:

Weighted-average
		Exercise Price of	Number of Securities Remaining
	Number of Securities to be	Outstanding	Available for Future Issuance Under
	Issued Upon Exercise of	Options,	Equity Compensation Plans
	Outstanding Options,	Warrants and	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	Rights	Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	87,000	$13.89	2,002,000

(1)	The plans in this category include only the 2005 Stock Incentive Plan of Calavo Growers, Inc. No additional awards will be granted under that plan after approval of the 2011 Plan.
Additional Information
The closing price per share of our common stock, as reported by the NASDAQ Global Select Market on February 25, 2011, was $23.94.
We intend to file with the SEC a Registration Statement on Form S-8 to cover our offer, sale and issuance of shares of common stock under the 2011 Plan.
The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the 2011 Management Incentive Plan.
PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 951 of the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables Calavo’s shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Our five named executive officers are identified below in the Summary Compensation Table.
Calavo has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of Calavo’s named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to Calavo’s ability to attract, retain and motivate individuals who can achieve superior financial results. This approach, which has been used consistently over the years, has resulted in Calavo’s ability to attract and retain the executive talent necessary to guide Calavo during a period of significant growth.

Please refer to “Executive Compensation—Compensation Discussion and Analysis” for an overview of the compensation of Calavo’s named executive officers.
We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we are asking you to approve the following resolution:
RESOLVED, that the compensation paid to the named executive officers of Calavo Growers, Inc., as disclosed in the 2011 Proxy Statement of Calavo Growers, Inc. pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, hereby is approved.
This vote is advisory and therefore is not binding on Calavo, the Compensation Committee of the Board, or the Board. The Board and the Compensation Committee value the opinions of Calavo’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The affirmative vote of a majority of the shares of Calavo common stock present in person or represented by proxy and voting on the proposal at the annual meeting is required for advisory approval of this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of Calavo’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.
PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION
Section 951 of the Dodd-Frank Act, as set forth in Section 14A(a) of the Exchange Act, enables Calavo’s shareholders to vote, on an advisory, non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of Calavo’s named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two, or three years.
After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation on an annual basis is appropriate for Calavo and its shareholders at this time.
The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency of the advisory vote on executive compensation that has been recommended by the shareholders. The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of Calavo and its shareholders to hold an advisory vote more or less frequently than the alternative that has been selected by our shareholders. Shareholders may also abstain from voting on the proposal. Accordingly, the following resolution is submitted for an advisory shareholder vote at the annual meeting:

RESOLVED, that the highest number of votes cast by the shareholders of Calavo Growers, Inc. for the option set forth below shall be the preferred frequency of the company’s shareholders for holding an advisory vote on the compensation of the company’s executive officers who are named in the summary compensation table of the company’s proxy statement:
•	every year;

•	every two years; or

•	every three years.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the approval of an advisory vote every year on the compensation of Calavo’s named executive officers.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of February 1, 2011, concerning beneficial ownership by:
•	Holders of more than 5% of our common stock;

•	Calavo directors and nominees and each of the executive officers named below in the Summary Compensation Table; and

•	Current directors and Calavo executive officers as a group.
The information provided in the table is based on Calavo’s records, information filed with the SEC and information provided to Calavo.
The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of April 1, 2011 (60 days after February 1, 2011) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

	Shares of Common	Percent of Common
	Stock Beneficially	Stock Beneficially
	Owned as of	Owned as of
Name of Beneficial Owner (1)	February 1, 2011	February 1, 2011
FMR LLC	1,882,696	12.8%
Lecil E. Cole	1,320,406	9.0
BlackRock Inc.	924,395	6.3
Limoneira Company	665,000	4.5
Alva V. Snider(2)	95,000		*
Scott Van Der Kar(3)	151,376	1.0
J. Link Leavens(4)	416,852	2.8
Dorcas H. McFarlane	124,535		*
John M. Hunt	40,000		*
Marc L. Brown	—		*
Michael D. Hause(5)	10,800		*
George H. Barnes	—		*
Donald M. Sanders	23,733		*
Egidio Carbone, Jr(6)	7,300		*
Robert J. Wedin	1,000		*
Harold Edwards(8)	8,900		*
Steven Hollister(7)	6,000		*
Arthur J. Bruno	9,942		*
Michael A. Browne	—		*
Alan C. Ahmer	5,422		*
All directors and executive officers as a group (17 persons)	2,221,266	15.1

*	Less than 1.0%.

(1)	The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109; and the address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The information for such entities presented in the above table and the preceding sentence is based upon a Schedule 13G filed by each of FMR LLC and BlackRock, Inc. with the SEC and may not reflect the current number of shares of common stock held by either entity. The address of every other person named in the above table is the address of Calavo, which is 1141-A Cummings Road, Santa Paula, CA, 93060.

(2)	Includes 95,000 shares held by Mr. Snider as trustee in a family trust.

(3)	Includes 151,376 shares held by Mr. Van Der Kar as trustee in multiple family trusts.

(4)	Includes 278,809 shares held by Mr. Leavens that are owned of record by partnerships of which Mr. Leavens is a partner.

(5)	Includes 5,600 shares that may be acquired upon the exercise of outstanding stock options.

(6)	Includes 1,000 shares that may be acquired upon the exercise of outstanding stock options. Includes 6,300 shares held by Mr. Carbone as trustee in a family trust.

(7)	Includes 4,000 shares that may be acquired upon the exercise of outstanding stock options.

(8)	Includes 8,000 shares that may be acquired upon the exercise of outstanding stock options. Also, Mr. Edwards is the Chief Executive Officer of Limoneira Company. Mr. Edwards disclaims beneficial ownership of any shares of our common stock that are owned by Limoneira Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal year 2010, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the following exceptions: Donald Sanders (late on one Form 4 representing one transaction), and George H. Barnes (late on one Form 4 representing one transaction). In making this statement, we have relied upon our examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% shareholders.
TRANSACTIONS WITH RELATED PERSONS
Calavo has adopted a written policy for approval of transactions between Calavo and its directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.
The policy provides that the Audit Committee reviews transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the Audit Committee determines whether the transaction is in the best interests of Calavo. In making that determination, the Audit Committee takes into account, among other factors it deems appropriate:
•	The extent of the related person’s interest in the transaction;

•	Whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	The benefits to Calavo;

•	The impact or potential impact on a director’s independence in the event the related party is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of other sources for comparable products or services; and

•	The terms of the transaction.
The Audit Committee has delegated authority to the chair of the Audit Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $200,000. A summary of any new transactions pre-approved by the chair is provided to the full Board of Directors for its review in connection with the Board’s regularly scheduled meetings.
The Audit Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:
1.	Director compensation approved by the Board or the Compensation Committee;

2.	Transactions valued at the lesser than $200,000 or 2% of the other company’s consolidated gross revenues, where the related person has an interest only as an employee (other than executive officer), director or beneficial holder of less than 10% of the other company’s shares;

3.	Transactions where all shareholders receive proportional benefits; and

4.	Avocados delivered to us from our directors pursuant to our customary marketing agreements, as discussed below.
Six of our thirteen directors are controlling shareholders, partners, and/or executive officers of entities that market in excess of $120,000 per year of avocados through us pursuant to customary marketing agreements. During the fiscal year ended October 31, 2010, we paid the following amounts to each of those six directors, including to any entity affiliated with the director, with respect to avocados marketed through us:

Amounts paid to
director or affiliated
entity pursuant to
Director	marketing agreements
Lecil E. Cole	$2,839,611
Donald M. Sanders	304,682
Scott Van Der Kar	1,136,877
J. Link Leavens	5,358,619
Dorcas H. McFarlane	569,581
Harold Edwards(1)	11,316,847

(1)	As president of Limoneira Company
Accounts payable to these Board members were $1.3 million as of October 31, 2010.
Director Marc Brown is a member of the law firm of TroyGould PC, which represents Calavo as legal counsel. During the fiscal year ended October 31, 2010, Calavo Growers, Inc. paid fees aggregating approximately $204,000 to TroyGould PC, which amount represented less than 2.0% of the gross revenues of TroyGould PC for its 2010 fiscal year.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis explains the material elements of the compensation that was awarded to, earned by, or paid to each of our executive officers who is named below in the Summary Compensation Table during our 2010 fiscal year. Those executive officers are referred to below as the “named executive officers.”
Compensation Program Objectives and Philosophy
The Compensation Committee of our Board of Directors oversees the design and administration of the compensation program for our executive officers. The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to:
•	attract, motivate and retain talented and dedicated executive officers;

•	tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and

•	reinforce business strategies and objectives for enhanced shareholder value.
To achieve these goals, the Compensation Committee maintains compensation plans that tie a portion of executive officers’ overall compensation to key strategic goals, such as financial and operational performance, as measured by metrics such as net income. The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Committee believes are comparable with those of executive officers at other public companies having a similar size and, generally, line of business, while taking into account our relative performance and our own strategic goals.
The principal elements of our executive compensation program are base salaries, annual cash bonus awards that are based upon the achievement of objective performance goals such as net income levels, and other benefits and perquisites. While not routine, from time to time the Compensation Committee may issue long-term equity incentives in the form of stock options or restricted stock grants. Our other benefits and perquisites consist of life, disability and health insurance benefits, a qualified 401(k) savings plan and automobile allowances.
We view these components of compensation as related, but distinct. Although the Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.
Determination of Compensation Awards
The Compensation Committee currently performs at least annually a strategic review of our executive officers’ compensation to determine whether such compensation provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other similarly situated companies. The Compensation Committee’s most recent review occurred in January 2011.
Typically, the Compensation Committee’s meetings have included, for all or a portion of each meeting, the Committee members, our Chief Executive Officer, a recording secretary and other invited Board members. For compensation decisions relating to executive officers other than our Chief Executive Officer, the Compensation Committee typically considers recommendations from our Chief Executive Officer.

When determining compensation for our Chief Executive Officer, the Compensation Committee considers such factors as competitive industry salaries, an assessment of the Chief Executive Officer’s contributions made during the preceding year and his industry expertise. Our Chief Executive Officer does not attend the portion of the Compensation Committee’s meetings regarding his compensation.
It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code to the maximum extent possible. Section 162(m) generally prohibits us from deducting the compensation of a named executive officer that exceeds $1,000,000 for a fiscal year unless that compensation is based on the achievement of objective performance goals and unless other specified requirements of Section 162(m) are satisfied. Assuming that our shareholders approve our 2011 Management Incentive Plan at the annual meeting, we believe that the 2011 Management Incentive Plan is structured to qualify stock options, restricted stock awards, other equity awards and cash incentive awards as performance-based compensation that is deductible under Section 162(m). However, we reserve the discretion to pay compensation to our executive officers that may not be deductible under Section 162(m) if we conclude that such compensation is appropriate to retain and motivate our executive officers.
During our 2011 fiscal year, we engaged Ernst & Young LLP to assist us in ensuring that the compensation arrangements for our executive officers comply with the requirements of Section 162(m) and other applicable tax laws and regulations.
Review of Compensation Surveys
The Compensation Committee believes that it is important when making its compensation-related decisions to be informed as to the current practices of similarly situated companies. As a result, the Compensation Committee regularly reviews broad-based third-party surveys and other information collected from public and private sources regarding the compensation for executive officers of comparably sized companies. The Compensation Committee considers the information in these surveys in connection with establishing the base salaries, performance-compensation awards, equity awards and other benefits and perquisites for our named executive officers.
In October 2010, in connection with our consideration of the compensation of our executive officers for the 2011 fiscal year, we prepared and considered a survey of the compensation that nine public companies in our line of business paid to their named executive officers during the prior fiscal year. The companies in the survey had market capitalizations ranging from $147 million to $842 million. The companies in the survey, in ascending order of market capitalization were: John B. Sanfillippo & Son, Inc.; Landec Corp.; Limoneira Company; Smart Balance, Inc.; Chiquita Brands International; The Andersons, Inc.; Lance, Inc.; Dole Food Company, Inc.; and Diamond Foods, Inc.
The Compensation Committee does not believe that the compensation of our named executive officers should be established solely by reference to the compensation programs of other companies or that the compensation of our named executive officers should be set as a specified percentage of the average compensation that is paid to executive officers of other companies. However, the Compensation Committee believes that collecting and reviewing this compensation survey information is a useful resource in providing information about current compensation practices and in confirming that Calavo’s executive compensation program remains competitive.
Base Salaries
We provide our named executive officers with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of our company. We review base salaries for our named executive officers annually, and increases are based on our performance and individual performance.
In February 2010, the compensation committee increased all of our executive officers’ annual base salaries by 3%. Mr. Cole’s annual base salary increased to approximately $496,000, Mr. Bruno’s base salary increased to approximately $275,000, and the base salaries of Messrs. Ahmer, Browne, and Wedin increased to approximately

$220,000. In awarding these increases, the Committee primarily considered the base salaries paid by our peer companies to similarly situated executives. The Compensation Committee believes that this increase in these base annual salaries was necessary to continue to retain these services in a competitive market. For 2010, the base salaries accounted for approximately 47% of total compensation for our Chief Executive Officer and approximately 32% on average for our other named executive officers.
In February 2011, the Compensation Committee increased our named executive officers’ base salaries for the 2011 fiscal year by 3%, to the following amounts:

Executive Officer	Base Salary for Fiscal 2011
Lecil Cole	$514,640

Arthur Bruno	$285,459

Alan Ahmer	$228,698

Michael Browne	$228,698

Robert Wedin	$228,698
In awarding these base salary increases, the Compensation Committee reviewed the base salaries that are paid to executive officers by the nine peer group companies in the compensation survey referred to above under “Review of Compensation Surveys.” The Compensation Committee believes that this increase in executive officers’ base salaries was necessary to retain these executive officers in a competitive market.
Annual Performance-Based Cash Bonus Awards
During each fiscal year, the Compensation Committee evaluates our cash bonus compensation practices in light of the objectives of the compensation program. As a result of this evaluation, the Compensation Committee determined that it was appropriate for our executive officers to be eligible to receive performance-based cash payments upon our achievement of specified performance goals based upon our net income for the 2010 fiscal year. For each named executive officer, the Compensation Committee provided that the executive officer would receive a percentage of our net income if we achieved a threshold net income of $10,000,000.
The Compensation Committee believes that basing cash bonuses on the achievement of specified levels of net income provides a direct connection between executive compensation and company performance. A named executive officer’s entitlement to a performance-based cash payment is not accelerated in the event of the executive officer’s termination of employment or in the event of a change-in-control of Calavo.

For the 2010 fiscal year, the percentage of our net income that each named executive officer was entitled to receive as a performance-based cash bonus was as follows:

	Net	Net	Net	Net	Net	Net	Net	Net
	income:	income:	income:	income:	income:	income:	income:	income:
	$10M-	$11M-	$12M-	$13M-	$14M-	$15M-	$16M-	$17M-
	$11M,	$12M,	$13M,	$14M,	$15M,	$16M,	$17M,	$18M,
	bonus	bonus	bonus	bonus	bonus	bonus	bonus	bonus
	percent of	percent of	percent	percent	percent of	percent of	percent of	percent of
Executive	net	net	of net	of net	net	net	net	net
Officer	income:	income:	income:	income:	income:	income:	income:	income:
Lecil Cole	3.50%	4.00%	4.50%	5.00%	5.50%	6.00%	6.50%	7.00%
Arthur Bruno	1.25%	1.60%	1.95%	2.30%	2.65%	3.0%	3.35%	3.70%
Alan Ahmer	0.50%	0.75%	1.0%	1.25%	1.5%	1.75%	2.0%	2.25%
Michael Browne	0.50%	0.75%	1.0%	1.25%	1.5%	1.75%	2.0%	2.25%
Robert Wedin	0.50%	0.75%	1.0%	1.25%	1.5%	1.75%	2.0%	2.25%
The executive officers shown above were not eligible to receive bonuses unless net income for our 2010 fiscal year was at least $10,000,000, which the Compensation Committee concluded was the minimum net income that would result in increased shareholder value. For each $1,000,000 of our net income above the $18,000,000 shown above, the percentage of net income that each named executive officer was eligible to receive increased by 0.50% for Mr. Cole, 0.35% for Mr. Bruno, and 0.25% for Messrs. Ahmer, Browne and Wedin.
Our net income for the 2010 fiscal year was $17,764,000. In January 2011, the Compensation Committee awarded the following cash bonuses to the named executive officers based upon the bonus percentages set forth above and based upon our 2010 fiscal year net income:

Executive Officer	Cash Bonus for Fiscal 2010
Lee Cole	$308,063

Arthur Bruno	$637,094

Alan Ahmer	$387,422

Michael Browne	$387,422

Robert Wedin	$387,422
Under our compensation program for the 2010 fiscal year, no executive officer was entitled to receive a total base salary and cash bonus in excess of $1,000,000. Therefore, Mr. Cole’s bonus shown above was less than the amount that he would have received had his base salary and bonus not been limited to $1,000,000.
In January 2011, the Compensation Committee established performance-based compensation awards for the named executive officers for the 2011 fiscal year. These awards were made under our 2011

Management Incentive Plan, which the Board of Directors adopted on December 9, 2011, and are subject to shareholder approval of the 2011 Management Incentive Plan at the annual meeting. The January 2011 awards are summarized above under “Approval of the Calavo Growers, Inc. 2011 Management Incentive Plan — New Plan Benefits.”
Equity Compensation Awards
Although we do not currently impose any requirement that an executive officer must own a specified amount of our common stock, we believe that stock ownership by our named executive officers can provide an important incentive to build shareholder value and align the interests of our named executive officers with those of our shareholders. The Compensation Committee develops its equity award determinations based on its judgments as to whether the complete compensation package provided to our named executive officers (taking into account prior equity awards) is sufficient to retain, motivate and adequately reward the executive officers.
We have not granted any equity awards to our named executive officers since our 2005 fiscal year. In light of the appreciation in value of the stock options that we granted to our named executive officers in our 2005 fiscal year, we believe that the 2005 equity awards, in conjunction with the base salaries and the cash performance-based awards that our named executive officers have received since 2005, have sufficiently motivated our executive officers and that the objectives of our executive compensation program have been met without granting additional equity awards to our named executive officers. The Compensation Committee has not yet determined whether it will make any equity awards to our named executive officers for the 2011 fiscal year.
In November 2005, we began accounting for equity awards in accordance with the requirements of FASB Statement 123R, and we currently account for equity awards in accordance with the requirements of FASB ASC Topic 718. We do not have a policy of timing equity awards in conjunction with our release of material non-public information.
Other Bonus Arrangements for Our Chief Executive Officer
In August 2006, we entered into a cash bonus award agreement with our Chief Executive Officer, Mr. Cole. Pursuant to the agreement, we agreed to pay five annual cash bonus payments to Mr. Cole, with each payment being equal to 738 multiplied by the trading volume weighted average last reported sales price of Limoneira Company’s common stock for the immediately preceding thirty business days from each anniversary. Mr. Cole was instrumental in structuring the transaction by which Calavo acquired approximately 15% of the outstanding common stock of Limoneira Company. During the 2009 fiscal year, the total bonus paid was approximately $98,000. With respect to our 2010 fiscal year, Mr. Cole received a bonus of $185,000 under this agreement.
In February 2011, in recognition of the extraordinary contributions that Mr. Cole has made to our financial success and in order to encourage Mr. Cole to continue to serve as our Chief Executive Officer and President, we entered into a retention bonus agreement with Mr. Cole pursuant to which we will pay Mr. Cole a bonus of $100,000 for each of the quarters in our 2011 fiscal year in which Mr. Cole continues to serve as our Chief Executive Officer and President as of the last day of the fiscal quarter. We have the option to extend the agreement for one or two fiscal years.
Executive Officers’ Benefits and Perquisites
We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. After three months of service, we match 100% of the participants’ contributions to their 401(k) plan, up to a maximum of 6% of compensation. General health and welfare benefits and our defined contribution 401(k) plan are provided to substantially all of our full-time U.S. employees. In addition, we provide a car allowance, company car, or both, to each of our named executive officers. We provide these benefits to create additional incentives for our executive officers and to remain competitive in the general marketplace for executive talent.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Calavo Growers, Inc. has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Steven Hollister, Chair
Michael Hause

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, our Chief Operating and Financial Officer, and our three other most highly compensated executive officers during the three preceding fiscal years.
SUMMARY COMPENSATION TABLE

			Non-Equity	All
Name and			Incentive Plan	Other
Principal		Salary	Compensation	Compensation		Total
Position	Year	($)	($)(1)	($)		($)
Lecil Cole	2010	$496,012	$492,792	$57,044	(2)	$1,045,848
Chief Executive	2009	480,433	778,841	48,201		1,307,475
Officer, President	2008	451,230	459,345	39,853		950,428
Arthur Bruno	2010	275,127	637,094	42,592	(3)	955,813
Chief Operating Officer,	2009	266,486	374,349	40,578		681,413
Chief Financial Officer	2008	250,287	96,636	41,233		388,156
Alan Ahmer	2010	220,420	387,422	42,150	(4)	649,992
Vice President, Processed Product	2009	213,497	272,254	36,422		522,173
Sales and Production	2008	200,519	38,654	38,811		277,984
Michael Browne	2010	220,420	387,422	47,124	(5)	654,966
Vice President,	2009	213,497	272,254	45,353		531,104
Fresh Operations	2008	200,519	38,654	43,741		282,914
Robert Wedin	2010	220,420	387,422	37,719	(6)	645,561
Vice President,	2009	213,497	272,254	35,106		520,857
Sales and Fresh Marketing	2008	200,519	38,654	36,973		276,146

(1)	Reflects amounts that were earned under the cash bonus plan for officers discussed above in the Compensation Discussion and Analysis and, for Mr. Cole, also includes $185,000, $98,000 and $189,000 earned in 2010, 2009, and 2008 under the cash bonus award agreement discussed above.

(2)	Consists of (i) $15,204 we paid on behalf of Mr. Cole related to health insurance, (ii) $22,196 we paid to Mr. Cole related to a car allowance and an estimated personal usage of a company-leased car (based upon the lease payments we made), (iii) $14,700 of contributions made by us to our 401(k) plan on behalf of Mr. Cole, and (iv) $4,944 we paid on behalf of Mr. Cole related to life insurance.

(3)	Consists of (i) $15,204 we paid on behalf of Mr. Bruno related to health insurance, (ii) $11,196 we paid to Mr. Bruno related to a car allowance, (iii) $14,700 of contributions made by us to our 401(k) plan on behalf of Mr. Bruno, and (iv) $1,492 we paid on behalf of Mr. Bruno related to life insurance.

(4)	Consists of (i) $15,078 we paid on behalf of Mr. Ahmer related to health insurance, (ii) $11,000, which represents the estimated personal usage of a company-leased car (based upon the lease payments we made), (iii) $14,700 of contributions made by us to our 401(k) plan on behalf of Mr. Ahmer, and (iv) $1,372 we paid on behalf of Mr. Ahmer related to life insurance.

(5)	Consists of (i) $20,757 we paid on behalf of Mr. Browne related to health insurance, (ii) $11,196 we paid to Mr. Browne related to a car allowance, (iii) $14,700 of contributions made by us to our 401(k) plan on behalf of Mr. Browne, and (iv) $471 we paid on behalf of Mr. Browne related to life insurance.

(6)	Consists of (i) $10,451 we paid on behalf of Mr. Wedin related to health insurance, (ii) $11,196 we paid to Mr. Wedin related to a car allowance, (iii) $14,700 of contributions made by us to our 401(k) plan on behalf of Mr. Wedin, and (iv) $1,372 we paid on behalf of Mr. Browne related to life insurance.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010

		Estimated Future Payouts
		Under Non-Equity
		Incentive Plan Awards(1)
	Grant	Threshold	Target		Maximum
Name	Date	($)	($)		($)
Lecil Cole Chief Executive Officer, President	January 2010	$—	$308,063	(2)	$—
Arthur Bruno Chief Operating Officer, Chief Financial Officer	January 2010	—	637,094	(2)	—
Alan Ahmer	January 2010	—	387,422	(2)	—
Vice President, Processed Product Sales and Production
Michael Browne Vice President, Fresh Operations	January 2010	—	387,422	(2)	—
Robert Wedin Vice President, Sales and Fresh Marketing	January 2010	—	387,422	(2)	—

(1)	Our current cash bonus plan for officers discussed above under Compensation Discussion and Analysis has minimum thresholds, by officer, but no target or maximum payout amounts. For each performance objective, there is a formula that establishes a specific cash payout for each executive officer based on a percentage of net income (see previous discussion). Amounts shown above in the table reflect amounts that were earned by each officer with respect to the 2010 fiscal year.

(2)	See the Summary Compensation Table and the discussion under Compensation Discussion and Analysis.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
There were no outstanding options or other equity awards as of October 31, 2010 pursuant to our 2005 Stock Incentive Plan.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010
The following table provides information regarding exercises of stock options by each of our named executive officers during the 2010 fiscal year.

Option Awards
	Number of SharesAcquired on	Value Realized on Exercise
Name	Exercise	($)(1)
Lecil Cole Chief Executive Officer, President	200,000	1,952,956
Arthur Bruno Chief Operating Officer, Chief Financial Officer	—	—
Alan Ahmer Vice President, Processed Product Sales and Production	—	—
Michael Browne Vice President, Fresh Operations	—	—
Robert Wedin Vice President, Sales and Fresh Marketing	—	—

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
In fiscal 2010, the members of our Compensation Committee were Steven Hollister and Michael D. Hause, who were both non-employee directors. Neither of such committee members (1) was an officer or employee of Calavo or any of our subsidiaries or (2) had any relationship requiring disclosure by us pursuant to any paragraph of Item 404 of SEC Regulation S-K.
2005 STOCK INCENTIVE PLAN OF CALAVO GROWERS, INC.
The purpose of the 2005 Stock Incentive Plan of Calavo Growers, Inc. 2005 Plan (the “2005 Plan”) is to (1) encourage employees, officers, directors, consultants, and advisors to improve operations and increase the profitability of Calavo, (2) encourage selected employees, officers, directors, consultants and advisors to accept or continue employment or association with Calavo or its affiliates and (3) increase the interest of selected employees, officers, directors, consultants, and advisors in Calavo’s welfare through participation in the growth in value of our common stock.
The 2005 Plan authorizes the granting of the following types of awards to persons who are employees, officers, consultants, advisors, or directors of Calavo or any of its affiliates:
•	“Incentive stock options” that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;
•	“Non-qualified stock options” that are not intended to be incentive stock options; and
•	Shares of common stock that are subject to specified restrictions.
Subject to the adjustment provisions of the 2005 Plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 2,500,000 shares of common stock may be issued under the 2005

Plan and no person shall be granted awards under the 2005 Plan during any 12-month period that cover more then 500,000 shares of common stock.
In August 2005, our Board of Directors approved the issuance of options to acquire a total of 400,000 shares of our common stock to various employees of Calavo. The options vested if the closing price of our common stock was at least $11.00 per share at any time throughout the life of the option. At no time, however, could any options vest within one year from the date of grant. Additionally, such options have an exercise price of $9.10 per share and a term of five years from the grant date. The market price of our common stock at the grant date was $9.10. In April 2006, the price of our common stock reached $11.00 per share. Therefore, all 400,000 options related to our stock option grant that took place in August 2005 vested in August 2006 for those persons still employed by us.
In December 2006, our Board of Directors approved the issuance of options to acquire a total of 20,000 shares of our common stock to two members of our Board of Directors. Each grant to acquire 10,000 shares vests in increments of 2,000 per annum over a five-year period and has an exercise price of $10.46 per share, which was equal to the market price of our common stock on the grant date. Vested options have a term of five years from the vesting date.
In May 2008, our Board of Directors approved the issuance of options to acquire a total of 58,000 shares of our common stock to three members of our Board of Directors. Each grant vests in equal increments over a five-year period and has an exercise price of $14.58 per share, which was equal to the market price of our common stock on the grant date. Vested options have a term of five years from the vesting date.
In December 2008, our Board of Directors approved the issuance of options to acquire a total of 10,000 shares of our common stock to one member of our Board of Directors. Such grant vests in equal increments over a five-year period and has an exercise price of $8.05 per share, which was equal to the market price of our common stock on the grant date. Vested options have a term of five years from the vesting date.
In August 2010, our Board of Directors approved the issuance of options to acquire a total of 10,000 shares of our common stock to one member of our Board of Directors. Such grant vests in equal increments over a five-year period and has an exercise price of $19.20 per share, which was equal to the market price of our common stock on the grant date. Vested options have a term of five years from the vesting date.
The 2005 Plan is administered by our Compensation Committee. The Compensation Committee is responsible for selecting the officers, employees, directors, consultants and advisers, if any, who will receive options and restricted stock. Subject to the requirements imposed by the 2005 Plan, the Compensation Committee is also responsible for determining the terms and conditions of each option award, including the number of shares subject to the option, the exercise price, expiration date and vesting period of the option and whether the option is an incentive stock option or a non-qualified stock option. Subject to the requirements imposed by the 2005 Plan, the Compensation Committee is also responsible for determining the terms and conditions of each restricted stock grant, including the number of shares granted, the purchase price (if any) and the vesting, transfer and other restrictions imposed on the stock. The Compensation Committee has the power, authority and discretion to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan or of any award under the 2005 Plan.
Under current law, only officers and other employees are entitled to receive incentive stock options. The exercise price for an incentive stock option may not be less than 100% of the fair market value of the common stock on the date of the grant of the option. With respect to an option holder who owns stock possessing more than 10% of the total voting power of all classes of our stock, the exercise price for an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of the grant of the option. The 2005 Plan also requires that the exercise price for non-qualified stock options not be less than 100% of the fair market value of the common stock on the date of the grant of the option.
Unless otherwise determined by the Compensation Committee, options granted under the 2005 Plan are generally not transferable, except by will or the laws of descent and distribution. Except as otherwise provided in the option agreement, an option ceases to be exercisable ninety days after the termination of the option holder’s employment with us.
The Board of Directors may, at any time, amend, discontinue or terminate the 2005 Plan, and no awards will be made under the 2005 Plan after Calavo’s shareholders have approved the 2011 Plan. With specified exceptions, no amendment, suspension or termination of the plan may adversely affect outstanding options or the terms that are applicable to outstanding restricted stock. No amendment or suspension of the 2005 Plan requires shareholder approval unless such approval is required under applicable law or under the rules of any stock exchange or NASDAQ market on which our stock is traded.
PRINCIPAL AUDITOR FEES AND SERVICES
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees Incurred by Calavo Growers, Inc. to Ernst & Young LLP
The following table shows the fees paid or accrued by us for audit and other services provided by EY for fiscal 2010 and 2009 (in thousands).

	2010	2009
Audit Fees (1)	$990	$992
Audit-Related Fees	—	—
All Other Fees	—	—
Tax Fees (2)	236	276

Total	$1,226	$1,268

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of management’s assessment of internal control over financial reporting, and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	For fiscal year 2010, tax fees principally included tax compliance fees of approximately $124,000, and tax advice fees totaling approximately $112,000. For fiscal year 2009, tax fees principally included tax compliance fees of approximately $142,000, and tax advice fees totaling approximately $134,000.
All services rendered by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services to be performed for us by Ernst & Young LLP. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Board delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting. The audit committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages our relationship with our independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Calavo for such advice and assistance.
Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The Audit Committee monitors our financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1. The Audit Committee has reviewed and discussed the audited financial statements with our management.
2. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
3. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm its independence.
4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2010, for filing with the Securities and Exchange Commission.
The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.
Audit Committee
Michael D. Hause, Chairman
George H. Barnes
John M. Hunt
Egidio Carbone
Steven Hollister
ADDITIONAL INFORMATION
SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2010, OTHER THAN EXHIBITS TO SUCH REPORT, UPON WRITTEN OR ORAL REQUEST TO CALAVO GROWERS, INC., 1141-A CUMMINGS ROAD, SANTA PAULA, CALIFORNIA 93060, TELEPHONE (805) 525-1245, ATTENTION ARTHUR J. BRUNO. WE WILL ALSO FURNISH TO SUCH PERSONS A COPY OF ANY EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY OUR REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

Appendix A
CALAVO GROWERS, INC.
2011 MANAGEMENT INCENTIVE PLAN

CALAVO GROWERS, INC.
2011 MANAGEMENT INCENTIVE PLAN
ARTICLE I
PURPOSE AND EFFECTIVE DATE
     Section 1.1 Purpose. The purpose of this 2011 Management Incentive Plan is to promote the interests of Calavo Growers, Inc. and its shareholders by (a) attracting, retaining and motivating directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the growth and financial success of the Company. Capitalized terms in this Article I and in other Articles of the Plan have the respective meanings for such terms that are set forth in Article II.
     Section 1.2 Effective Date; Shareholder Approval Required. The effective date of the Plan is December 9, 2010 (the “Effective Date”), which is the date on which the Plan was approved and adopted by the Board. Notwithstanding the preceding sentence, the Plan is subject to approval by the Company’s shareholders at the 2011 annual meeting of the Company’s shareholders.
     Section 1.3 Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. All Awards granted on or prior to the tenth anniversary of the Effective Date will continue in effect after such tenth anniversary subject to the terms of the Plan and of the Award Agreements pertaining to such Awards.
     Section 1.4 Awards Under Other Company Plans. Following approval of the Plan by the Company’s shareholders, no new awards shall be made under the Company’s 2005 Stock Incentive Plan or 2002 Stock Purchase Plan for Officers and Employees, provided that outstanding awards under such plans will continue in effect.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
     Section 2.1 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
          (a) “Affiliate” means (1) any Subsidiary of the Company or other entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (2) any other entity in which the Company has a significant equity ownership interest, in either case as determined by the Committee.
          (b) “Annual Individual Plan Share Limit” has the meaning set forth in Section 4.1(b).
          (c) “Award” means any award that is permitted under Article V and granted under the Plan.

Approved by the Board 12/9/10
          (d) “Award Agreement” means any written or electronic agreement or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.
          (e) “Beneficial Owner” (including all variations of such term) has the meaning set forth in Rule 13d-3 under the Exchange Act.
          (f) “Board” means the Board of Directors of the Company.
          (g) “Cash Incentive Award” means an Award (1) which is granted pursuant to Section 10.1, (2) which may be settled only in cash, and (3) the potential value of which is set by the Committee and is not calculated based on the Fair Market Value of a Share.
          (h) “Change of Control” has the meaning set forth in Section 13.1.
          (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the Treasury Regulations promulgated under the Code.
          (j) “Committee” means the Compensation Committee of the Board. The Committee shall consist of two or more members of the Board who are appointed to the Committee by the Board, subject to the power of the Board to remove Committee members and to appoint new Committee members. Each member of the Committee shall be (1) an “outside director” within the meaning of Section 162(m) of the Code, (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (3) an “independent director” under applicable rules and regulations of NASDAQ or any other national securities exchange which may subsequently serve as the primary trading market for the Shares. In addition, each member of the Committee must be “independent” under any rules and regulations governing the composition of compensation committees that may be adopted after the Effective Date by the SEC or by NASDAQ (or any other national securities exchange which may subsequently serve as the primary trading market for the Shares) pursuant to Section 10C(a) of the Exchange Act. The failure of the Committee to be comprised in the manner described in the two preceding sentences shall not, however, affect the validity of any action of the Committee (including the grant of any Award) that otherwise complies with the terms of the Plan.
          (k) “Company” means Calavo Growers, Inc., a California corporation, together with any successor under applicable laws, rules and regulations to Calavo Growers, Inc. by reason of a merger, consolidation or other transaction.
          (l) “Effective Date” has the meaning set forth in Section 1.2.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated under the Exchange Act.
          (n) “Exercise Price” means (1) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (2) in the case of each SAR, the price specified in the applicable

Approved by the Board 12/9/10
Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.
          (o) “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (1) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (2) with respect to Shares as of any date, (x) the closing per-share sales price of the Shares as reported by NASDAQ for such date (or, if the Shares are listed on any other national stock exchange or traded in the over-the-counter market, as reported by such other stock exchange or over-the-counter market for such date) or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (y) in the event there is no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
          (p) “Incentive Stock Option” means an option to purchase Shares from the Company that (1) is granted under Section 6.1 of the Plan and (2) is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, and which is so designated in the applicable Award Agreement.
          (q) “NASDAQ” means the NASDAQ Stock Market.
          (r) “Nonqualified Stock Option” means an option to purchase Shares from the Company that (1) is granted under Section 6.1 of the Plan and (2) is not an Incentive Stock Option.
          (s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
          (t) “Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any Affiliate who is eligible for an Award under Section 5.1 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4.2(c).
          (u) “Performance Award” means any Award designated by the Committee as a Performance Award pursuant to Section 11.1 of the Plan.
          (v) “Performance Criteria” means the criterion or criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan.
          (w) “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.
          (x) “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

Approved by the Board 12/9/10
          (y) “Performance Period” means the one or more Company fiscal years or other shorter or longer periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to a Performance Award.
          (z) “Person” means an individual, corporation, limited liability company, partnership, trust, unincorporated organization or other entity.
          (aa) “Plan” means this 2011 Management Incentive Plan, as it may be amended from time to time.
          (bb) “Plan ISO Limit” has the meaning set forth in Section 4.1(a).
          (cc) “Plan Share Limit” has the meaning set forth in Section 4.1(a).
          (dd) “Restricted Share” means a Share that is granted under Section 8.1 of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms specified in the Plan or in the applicable Award Agreement.
          (ee) “Restricted Stock Unit” means a restricted stock unit Award that is granted under Section 8.1 of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
          (ff) “SAR” means a stock appreciation right Award that is granted under Section 7.1 of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
          (gg) “SEC” means the Securities and Exchange Commission or any successor to the SEC and includes the staff of the SEC.
          (hh) “Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (1) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (2) as may be determined by the Committee pursuant to Section 4.2.
          (ii) “Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent or more of the total combined voting power of all classes of its stock or other securities.
          (jj) “Substitute Awards” has the meaning set forth in Section 4.2(c).
          (kk) “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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     Section 2.2 Construction. In any interpretation of a provision of the Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of the Plan. Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to.”
ARTICLE III
PLAN ADMINISTRATION
     Section 3.1 Administration of the Plan. The Plan shall be administered by the Committee, except to the limited extent provided in Sections 3.5 and 3.6.
     Section 3.2 Authority of the Committee. Subject to the terms of the Plan and applicable laws, rules and regulations, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full authority to administer the Plan, including the authority to (a) designate Participants, (b) determine the type or types of Awards to be granted to each Participant, (c) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (d) determine the terms of Awards, (e) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (f) determine whether, to what extent and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (g) determine whether, to what extent and under what circumstances, cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder of the Award or of the Committee, (h) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan, any Award or any Award Agreement, (i) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan, (j) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and (k) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     Section 3.3 Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder of the Company. Each designation, determination, interpretation or other decision by the Committee shall require the affirmative vote or consent of a majority of the members of the Committee.
     Section 3.4 Indemnification. Each Board and Committee member shall be indemnified and held harmless by the Company from and against (a) any loss, cost, liability or

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expense (including attorneys’ fees) that may be imposed upon or incurred by such Person in connection with or resulting from any action, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Person, with the Company’s approval, in settlement of such action, suit or proceeding, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person. The Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Board or Committee member to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Person giving rise to the indemnification claim resulted from such Person’s bad faith, gross misconduct, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by applicable laws, rules or regulations or by the Company’s Articles of Incorporation or Bylaws, in each case as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Board or Committee members may be entitled under the Company’s Articles of Incorporation or Bylaws or under applicable laws, rules and regulations.
     Section 3.5 Delegation of Authority. The Committee may delegate to the Company’s Chief Executive Officer, on such terms as the Committee determines in its discretion, the authority to make grants of Awards to officers, employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect to such grants of Awards. Notwithstanding the preceding sentence, the Chief Executive Officer shall under no circumstances have the authority to make Awards to any officer or employee who is (or who is expected to be) (a) subject to Section 16 of the Exchange Act or (b) a “covered employee” within the meaning of Section 162(m) of the Code. The Committee may revoke any such delegation of authority at any time.
     Section 3.6 Awards by the Board to Non-Employee Directors. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its discretion, at any time and from time to time, grant Awards to directors who are not employees of the Company or any of its Affiliates or administer the Plan with respect to such Awards. In any such case, the Board shall have all of the authority granted to the Committee under the Plan with respect to such Awards and references in the Plan to the Committee shall instead refer to the Board with respect to such Awards to non-employee directors.

Approved by the Board 12/9/10
ARTICLE IV
SHARES AND CASH SUBJECT TO THE PLAN
     Section 4.1 Shares and Cash Available for Awards.
          (a) Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to one million five hundred thousand (1,500,000) (the “Plan Share Limit”), of which one million five hundred thousand (1,500,000) Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (the “Plan ISO Limit”). Subject to adjustment as provided in Section 4.2, each Share with respect to which an Award that can be settled in Shares is granted under the Plan shall reduce the Plan Share Limit by one Share. Awards that are required to be settled in cash shall not reduce the Plan Share Limit. If any Award granted under the Plan is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject to the Award) or is settled other than wholly by delivery of Shares (including cash settlement), then, in any such case, any number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of this Section 4.1 and the Plan Share Limit shall be increased by such number of Shares. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant, are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case in accordance with the terms of the Plan and any applicable Award Agreement, the Plan Share Limit shall be increased by such number of surrendered or tendered Shares; provided that the Plan ISO Limit shall not increase as a result of such surrender or tendering.
          (b) Subject to adjustment as provided in Section 4.2, (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be one hundred fifty thousand (150,000) (the “Annual Individual Plan Share Limit”), and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Plan Share Limit. In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to four million dollars ($4,000,000).
     Section 4.2 Adjustments for Changes in Capitalization and Similar Events.
          (a) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the

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Plan Share Limit, the Plan ISO Limit and the Annual Individual Plan Share Limit, and (2) the terms of any outstanding Award, including the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and the Exercise Price, if applicable, with respect to any Award. The Company’s annual or quarterly cash dividend on Shares shall not be considered an “extraordinary dividend” or other distribution that requires an adjustment described in the preceding sentence.
          (b) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (including any Change of Control) affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (1) in such manner as it may deem appropriate or desirable, adjust any or all of (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Plan Share Limit, the Plan ISO Limit and the Annual Individual Plan Share Limit, and (y) the terms of any outstanding Award, including the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and the Exercise Price, if applicable, with respect to any Award, (2) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, and (3) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
          (c) Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or an entity acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). However, in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in Section 12.2. The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit.
ARTICLE V
ELIGIBILITY AND TYPES OF AWARDS
     Section 5.1 Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated as a Participant.
     Section 5.2 Types of Awards. Awards may be made under the Plan in the form of (a) Options, (b) SARs, (c) Restricted Shares, (d) Restricted Stock Units, (e) other equity-based or

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equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company, (f) Cash Incentive Awards, and (g) Performance Awards. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
ARTICLE VI
OPTIONS
     Section 6.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom Options shall be granted, (b) subject to Section 4.1, the number of Shares subject to each Option to be granted to each Participant, (c) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option, and (d) the terms of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, including applicable Treasury Regulations and including the requirement that the recipient of an Incentive Stock Option must be an employee of the Company or a Subsidiary. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion of such Option) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion of such Option) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion of such Option) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
     Section 6.2 Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted). However, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Each Option is, unless otherwise specified by the Committee, intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
     Section 6.3 Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms as the Committee may, in its discretion, specify in the applicable Award Agreement. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option shall become vested and exercisable with respect to twenty percent of the Shares subject to such Option on each of the first five anniversaries of the date of grant. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6.4 for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of

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each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of federal or state securities laws, rules and regulations, as it may deem necessary or advisable.
     Section 6.4 Payment.
          (a) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price of the Shares is received by the Company and the Participant has paid to the Company (or the Company has withheld in accordance with Section 14.12) an amount equal to any federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash or by check payable to the order of the Company or, in the Committee’s discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company (commonly referred to as a broker-assisted cashless Option exercise), (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option, or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this Section 6.4 or Section 14.12, as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any federal, state, local or foreign income or employment taxes required to be withheld, if applicable.
          (b) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
     Section 6.5 Termination. Except as otherwise set forth in the applicable Award Agreement, each Option shall automatically terminate, and shall cease to be exercisable, upon the earlier of (a) the tenth anniversary of the date the Option is granted and (b) ninety days after the date the Participant who is holding the Option ceases for any reason to be a director, officer, employee or consultant of the Company or one of its Affiliates, and vesting of the Option shall automatically terminate as of the date that the Participant’s service as a director, officer, employee or consultant terminates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
     Section 6.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days after the disposition.

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ARTICLE VII
STOCK APPRECIATION RIGHTS
     Section 7.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom SARs shall be granted, (b) subject to Section 4.1, the number of SARs to be granted to each Participant, (c) the Exercise Price of the SARs, (d) whether the SARs will be granted in tandem with other Awards, and (e) the terms of each SAR, including the vesting criteria, term, methods of exercise and methods and form of settlement.
     Section 7.2 Exercise Price. The Exercise Price of each Share covered by an SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Each SAR is, unless otherwise specified by the Committee, intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
     Section 7.3 Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price of the SAR. The Committee shall determine, in its discretion, whether an SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each SAR shall become vested with respect to twenty percent of the Shares subject to such SAR on each of the first five anniversaries of the date of grant.
     Section 7.4 Termination. Except as otherwise set forth in the applicable Award Agreement, each SAR shall automatically terminate, without any payment, upon the earlier of (a) the tenth anniversary of the date the SAR is granted and (b) ninety days after the date the Participant who is holding the SAR ceases for any reason to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an SAR be exercisable after the tenth anniversary of the date the SAR is granted.
ARTICLE VIII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS
     Section 8.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom Restricted Shares and Restricted Stock Units shall be granted, (b) subject to Section 4.1, the number of Restricted Shares and Restricted Stock Units to be granted to each Participant, (c) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Stock Units may vest or may be forfeited to the Company, and (d) the terms of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.
     Section 8.2 Transfer Restrictions. No Restricted Share may be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement. Each Restricted Share may be evidenced in such

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manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
     Section 8.3 Payment and Lapse of Restrictions.
          (a) Each Restricted Stock Unit shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). Restricted Stock Units shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the discretion of the Committee, upon the lapse of applicable restrictions, or otherwise in accordance with the applicable Award Agreement. Except as otherwise specified by the Committee in the applicable Award Agreement, Restricted Shares and Restricted Stock Units shall become vested with respect to twenty percent of the Shares subject to such Awards on each of the first five anniversaries of the date of grant. If a Restricted Share or a Restricted Stock Unit is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Article XI must be satisfied in order for the applicable restrictions to lapse.
          (b) Except as otherwise set forth in the applicable Award Agreement, (1) each Restricted Share and Restricted Stock Unit shall cease to vest on the date that the Participant who holds the Restricted Share or Restricted Stock Unit ceases for any reason to be a director, officer, employee or consultant of the Company or one of its Affiliates, and (2) the Participant’s rights with respect to the unvested portion of each Restricted Share or Restricted Stock Unit shall terminate automatically terminate as of the date that the Participant’s service as a director, officer, employee or consultant terminates.
     Section 8.4 Requirement of Consent and Notification of Election Under Section 83(b) of the Code. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days after filing notice of the election with the Internal Revenue Service (or any successor) or other governmental authority, in addition to any filing and notification required pursuant to rules and regulations issued under Section 83(b) of the Code or any other applicable provision.

Approved by the Board 12/9/10
ARTICLE IX
OTHER STOCK-BASED AWARDS; DIVIDENDS AND DIVIDEND EQUIVALENTS
     Section 9.1 Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have discretion to grant to Participants other equity-based or equity-related Awards (including both fully vested Shares and unfunded and unsecured covenants by the Company to deliver Shares in accordance with the terms of the applicable Award Agreements, and whether payable in cash, equity or otherwise) in such amounts and subject to such terms as the Committee shall determine. If such other equity-based or equity-related Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Article XI must be satisfied with respect to such Awards.
     Section 9.2 Dividends and Dividend Equivalents. In the discretion of the Committee, an Award Agreement pertaining to Restricted Shares, Restricted Stock Units or any other Award (excluding an Option, an SAR or a Cash Incentive Award) may provide the Participant with the right to receive dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms as may be specified in the Award Agreement, including, (a) payment directly to the Participant, (b) withholding of such amounts by the Company subject to vesting of the Award, or (c) reinvestment in additional Shares, Restricted Shares or other Awards.
ARTICLE X
CASH INCENTIVE AWARDS
     Section 10.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom Cash Incentive Awards shall be granted, (b) subject to Section 4.1, the amount of cash that is payable under the Cash Incentive Award granted to each Participant, (c) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company, and (d) the other terms of the Cash Incentive Awards. The Committee may, in its discretion, set performance goals or other payment conditions that, depending on the extent to which they are met during a specified performance period, shall determine the amount of cash that shall be paid to each Participant under his or her Cash Incentive Award.
     Section 10.2 Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after any applicable vesting or performance period has ended, the holder of a Cash Incentive Award shall be entitled to receive a payment of the amount of cash earned by the Participant over the specified vesting or performance period, to be determined by the Committee in its discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.
     Section 10.3 Treatment of Cash Incentive Awards as Performance Awards. Each Cash Incentive Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code must satisfy the Performance Award requirements set forth in Article XI in order for a Participant to be entitled to payment with respect to the Cash Incentive Award.

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ARTICLE XI
PERFORMANCE AWARDS
     Section 11.1 General.
          (a) Unless otherwise specified by the Committee, each Cash Incentive Award shall be intended by the Committee to qualify as “performance-based compensation” under Section 162(m) of the Code and all requirements set forth in this Article XI for a Performance Award must be satisfied in order for a Participant to be entitled to payment with respect to a Cash Incentive Award. The Committee has discretion to specify at the time of the grant of a Cash Incentive Award that it is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, in which event the requirements of Article XI shall not apply to the Cash Incentive Award.
          (b) The Committee shall have the authority, at the time of grant of any Award other than a Cash Incentive Award, to designate such Award as a Performance Award in order for such Award to qualify as “performance-based compensation” under Section 162(m) of the Code, in which event the requirements set forth in this Article XI must be satisfied with respect to such Award. Notwithstanding the preceding sentence, in accordance with Section 162(m) of the Code, including applicable Treasury Regulations, Options and SARs granted under the Plan shall not be required to satisfy the requirements of this Article XI that are applicable to Performance Awards.
     Section 11.2 Eligibility. The Committee shall, in its discretion, designate within the first ninety days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Awards in respect of such Performance Period. Designation of a Participant as being eligible to receive a Performance Award for a particular Performance Period shall not require designation of such Participant as being eligible to receive a Performance Award in any subsequent Performance Period, and designation of one Person as a Participant eligible to receive a Performance Award shall not require designation of any other Person as a Participant eligible to receive a Performance Award in such period or in any other period.
     Section 11.3 Discretion of the Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have discretion to select (a) the length of such Performance Period, (b) the type(s) of Performance Awards to be issued, (c) the Performance Criteria that shall be used to establish the Performance Goal(s), (d) the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (e) the Performance Formula. Within the first ninety days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
     Section 11.4 Performance Criteria. The Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Awards shall be based on the

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attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, calculated over a period of one fiscal year or any other shorter or longer period specified by the Committee, and shall be limited to the following: (a) net income; (b) income before income taxes; (c) net income per Share; (d) earnings before interest, taxes, depreciation and/or amortization; (e) increases in Share price; (f) sales (including specified types or categories of sales); (g) gross or net margin; (h) operating income; (i) reductions in costs and expenses (including specified types or categories of costs and expenses); (j) cash flow (including specified types or categories of cash flow); (k) return on shareholders’ equity or invested capital; (l) return on assets or sales; (m) working capital; (n) objective measures of productivity or operating efficiency; (o) market share (in the aggregate or by segment); (p) amount or performance of business acquisitions; (q) market capitalization; and (r) book value. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.
     Section 11.5 Modification of Performance Goals. The Committee is authorized at any time during the first ninety days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such ninety-day period, or such shorter period, if applicable, would not cause the Performance Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
     Section 11.6 Payment of Performance Awards.
          (a) Condition to Receipt of Payment. Unless otherwise specified in the applicable Award Agreement, a Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for any payment in respect of a Performance Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, a full or partial Performance Award may be paid to a Participant who has retired, or has terminated his or her employment due to a long-term disability, in accordance with Company policies prior to the

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last day of the Performance Period for which a Performance Award is made or to the designee or estate of a Participant who has died prior to the last day of a Performance Period.
          (b) Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period is achieved and certified by the Committee in accordance with Section 11.6(c) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Award has been earned for such Performance Period.
          (c) Certification. Following the completion of a Performance Period and prior to the payment of any Performance Awards, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, certify in writing that amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual amount of each Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 11.6(d).
          (d) Negative Committee Discretion. In determining the actual amount of an individual Performance Award for a Performance Period, the Committee may, in its discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained, so long as the exercise of such discretion by the Committee would not cause the Performance Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
          (e) Other Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Award for any Participant at any time after the first ninety days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code, or (3) increase the amount of a Performance Award above the maximum amount payable under Section 4.1(b) of the Plan.
          (f) Timing of Performance Award Payments; Shareholder Approval Required.
               (i) The Performance Awards earned for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certification required by Section 11.6(c). However, in no event shall any Performance Award granted for a Performance Period be paid later than the fifteenth day of the third month following the end of the Performance Period.
               (ii) Notwithstanding the foregoing provisions of this Article XI, no Performance Award shall be paid to any Participant unless and until the approval by the Company’s shareholders regarding the Plan that is required by Section 162(m) of the Code has been obtained.

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ARTICLE XII
AMENDMENTS AND TERMINATION
     Section 12.1 Amendment or Termination of the Plan. The Plan (or any portion of it) may be amended, suspended or terminated by the Board without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (a) increase the Plan Share Limit or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan, provided, however, that any adjustment under Section 4.2 shall not constitute an increase for purposes of this Section 12.1, (b) change the eligibility requirements set forth in Section 5.1 for participation in the Plan, (c) result in an amendment, cancellation or other action described in clause (a), (b) or (c) of the second sentence of Section 12.2, or (d) amend the Plan in any other manner that requires shareholder approval under Section 162(m) of the Code, under the rules of NASDAQ (or any successor exchange or quotation system on which the Shares may be listed or quoted) or under any other applicable laws, rules or regulations. No amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall have been granted, materially and adversely affect the rights of such Participant under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.
     Section 12.2 Amendments to Awards; No Repricing of Awards. The Committee may waive any conditions or rights under, amend any terms or conditions of, or alter, suspend, discontinue, cancel or terminate any Award that has been granted under the Plan, prospectively or retroactively; provided, however, that, except as set forth in the Plan or the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of the Participant who holds the Award shall not to that extent be effective without the consent of the Participant. Notwithstanding the preceding sentence, in no event may any Option or SAR (a) be amended to decrease the Exercise Price of the Option or SAR, (b) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, Restricted Stock Unit, other equity-based Award, award under any other equity-compensation plan or any cash payment, or (c) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4.2 or Section 13.2 shall not be considered a reduction in the Exercise Price or a “repricing” of such Option or SAR.
ARTICLE XIII
CHANGE OF CONTROL OF THE COMPANY
     Section 13.1 Definition. “Change of Control” means the occurrence of any of the following events, unless a different definition of “Change of Control” is set forth in the applicable Award Agreement:
          (a) The completion of a merger or consolidation of the Company with any other corporation or entity, excluding a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to the completion of such merger or

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consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or other entity or its parent) more than fifty percent of the total voting power represented by the voting securities of the Company or such surviving corporation or other entity or its parent outstanding immediately after the completion of the merger or consolidation;
          (b) The completion of the sale or other disposition of all, or substantially all, of the Company’s assets (in one or a series of related transactions) to any corporation or other entity or Person or “group” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), excluding any sale or other disposition of the Company’s assets in a merger or consolidation described in paragraph (a) above that does not constitute a Change of Control; or
          (c) Any Person or “group” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, becomes the Beneficial Owner of outstanding securities of the Company representing more than fifty percent of the total voting power of the then-outstanding voting securities of the Company if, within two years after such fifty percent ownership threshold has been exceeded, a merger or consolidation of the Company with or into such Person or group (or with or into an Affiliate of such Person or group) is completed, with the date of the Change of Control for purposes of this paragraph (c) to be the date of the completion of such merger or consolidation.
     Section 13.2 Effect of a Change of Control. Unless otherwise provided in the applicable Award Agreements or unless otherwise determined by the Committee, if a Change of Control occurs and if the agreements entered into by the Company with respect to the Change of Control do not provide for, on a basis determined by the Committee to be appropriate, (x) the continuation in full force and effect of the applicable Awards that are outstanding as of the Change of Control, (y) the assumption in full by the Company’s successor in the Change of Control of such Awards that are outstanding as of the Change of Control, or (z) the substitution by the Company’s successor in the Change of Control for such Awards of new awards with substantially similar terms, including securities of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) with appropriate adjustments as to the number and kinds of securities and exercise prices with respect to Options, SARs, Restricted Shares and Restricted Stock Units, then:
          (a) Any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of five days prior to the Change of Control and shall terminate on the date of the Change of Control;
          (b) All Awards designated as Performance Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained; provided, however, that the Committee shall have discretion to cancel, without payment and effective as of the Change of Control, any or all outstanding Incentive Cash Awards that constitute Performance Awards if the Change of Control occurs prior to the completion of at least fifty percent of the Performance Period governing such Incentive Cash Awards; and

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          (c) All other outstanding Awards (i.e., other than Options, SARs and Awards designated as Performance Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related to such Awards shall lapse immediately prior to the Change of Control.
     Section 13.3 Dissolution of the Company. If the Company’s shareholders approve the dissolution of the Company, all then-outstanding Awards under the Plan shall terminate on the date that the Company files a certificate of dissolution with the California Secretary of State pursuant to Section 1905 of the California General Corporation Law. At any time after the Company’s shareholders approve the dissolution of the Company but prior to the filing of the certificate of dissolution, the Committee shall have discretion to make such adjustments to the terms of any or all outstanding Awards as it determines are appropriate, including providing that (a) any or all outstanding but unvested Options and SARs shall become vested and exercisable in full for a period specified by the Committee and (b) any or all outstanding but unvested Restricted Shares and Restricted Stock Units shall become vested in full.
ARTICLE XIV
GENERAL PROVISIONS
     Section 14.1 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, in a form approved by the Committee and which shall be delivered to the Participant and shall specify the terms of the Award including, if so desired by the Committee, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee. Each Award Agreement shall be subject to, and governed by, all of the terms of the Plan.
     Section 14.2 Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise of any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or quoted and any applicable federal or state laws, rules and regulations, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     Section 14.3 Nontransferability. Except as otherwise specified in the applicable Award Agreement, during a Participant’s lifetime each Award (and any rights and obligations under the Award) shall be exercisable only by the Participant or, if permissible under applicable laws, rules and regulations, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations under the Award) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (a) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance, and (b) the Board or the Committee may adopt rules permitting the transfer, solely as gifts during the Participant’s

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lifetime, of Awards to (x) members of a Participant’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members (such term meaning the Participant’s spouse, parent, child, stepchild, grandchild and the spouses of such family members) and (y) charitable institutions. However, Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate applicable Treasury Regulations and in no event may any Award (or any rights and obligations under the Award) be transferred in any way in exchange for value. All terms of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
     Section 14.4 Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law, rule or regulation or entitle the Company to recover a Participant’s profits under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of federal and state securities laws, rules and regulations.
     Section 14.5 No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms of Awards and the Committee’s determinations and interpretations with respect to Awards need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
     Section 14.6 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the applicable Award Agreement.
     Section 14.7 Rights as a Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4.2 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

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     Section 14.8 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
     Section 14.9 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights to fractional Shares shall be canceled, terminated or otherwise eliminated.
     Section 14.10 No Limit on Other Compensation Arrangements. Except as provided in Section 1.4, nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards and cash incentive awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
     Section 14.11 Recoupment of Awards.
          (a) If, due to the material noncompliance of the Company with any financial reporting requirement of the United States securities laws, rules and regulations, the Company is required to prepare an accounting restatement of its financial statements, the Company shall take the following actions with respect to each Award that was granted under the Plan during the three-year period preceding the date on which the Company becomes required to prepare such restatement, regardless as to whether such restatement is attributable to any Participant’s or other Person’s negligence, fraud or other misconduct:
               (i) If an Award is unpaid, unvested or unexercised, the Company shall cancel all or a portion of the Award, if and to the extent that the Committee determines that the Award to the Participant was based upon erroneous data contained in the Company’s financial statements and was in excess of the Award that the Participant would have received based upon the Company’s restated financial statements;
               (ii) If any Shares have been issued by the Company to the Participant under the Award and have vested, the Participant shall be required to transfer to the Company, for no consideration, all or a portion of such Shares or a cash amount equal to the Fair Market Value of such Shares as of the date of the restated financial statements, if and to the extent that the Committee determines that the Award of such Shares received by the Participant was based upon erroneous data contained in the Company’s financial statements and was in excess of the Shares that the Participant would have received based upon the Company’s restated financial statements; and
               (iii) If an Award has been paid in cash by the Company to the Participant under the Award, the Participant shall be required to return to the Company, for no

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consideration, all or a portion of such cash, if and to the extent that the Committee determines that the Award of such cash payment received by the Participant was based upon erroneous data contained in the Company’s financial statements and was in excess of the cash payment that the Participant would have received based upon the Company’s restated financial statements.
          (b) After taking into account any proposed or final rules and regulations that may be issued by the SEC under Section 10D of the Exchange Act regarding the recovery of erroneously awarded compensation, the Board shall have the discretion to adopt a written policy that implements, interprets and enforces the Awards recoupment requirements set forth in Section 14.11(a), and all Awards made under the Plan shall be subject to any such written policy that is adopted by the Board. The Board is also authorized to amend any or all of the terms of Section 14.11(a) following its review of such proposed or final SEC rules and regulations under Section 10D of the Exchange Act.
          (c) An Award Agreement may include restrictive covenants, including non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by the Company or an Affiliate or for a specified period thereafter as a condition to the Participant’s receipt or retention of all or any portion of an Award.
     Section 14.12 Withholding.
          (a) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
          (b) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 14.12(a), subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.
     Section 14.13 Compliance with Section 409A of the Code.
          (a) It is intended that the provisions of the Plan shall comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

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          (b) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
          (c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (1) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (2) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.
          (d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Committee reserves the right to make amendments to any Award as the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
     Section 14.14 Severability; Successor Statutes.
          (a) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law, rule or regulation deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law, rule or regulation, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
          (b) References in the Plan to specific sections of, or rules or regulations under, the Code, the Exchange Act or any other statute include such sections, rules and regulations as they may be amended after the Effective Date and include any successor provisions to such cited sections, rules and regulations.

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     Section 14.15 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the internal laws of the State of California, without giving effect to the conflict of laws provisions of the State of California.

CALAVO GROWERS, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2011
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS.
The undersigned hereby appoints Lecil E. Cole and J. Link Leavens, and each of them, as the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Calavo Growers, Inc. to be held at 15765 W. Telegraph Road, Santa Paula, California, 93060 on Wednesday, April 27, 2011 at 1:00 p.m., and at any and all adjournments or postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE (1) “FOR” THE ELECTION OF THE THIRTEEN DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND NAMED ON THE REVERSE SIDE OF THIS PROXY, (2) “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, (3) “FOR” APPROVAL OF THE CALAVO GROWERS, INC. 2011 MANAGEMENT INCENTIVE PLAN, (4) “FOR” ADVISORY APPROVAL OF THE EXECUTIVE COMPENSATION DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT, AND (5) “FOR” A FREQUENCY OF EVERY ONE YEAR FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 LISTED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” A FREQUENCY OF EVERY ONE YEAR FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION (PROPOSAL 5). IF NO DIRECTION IS GIVEN, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1. ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except to withhold authority to vote for any individual nominee or nominees, strike a line through the name(s) of the nominee(s) below.	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	* CUMULATIVE VOTING ELECTION
* (INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the “CUMULATIVE VOTING ELECTION” box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times thirteen. For example, if you own 100 shares, you are entitled to cast 1,300 votes for director nominees. However, if you have cast your proxy for either of the other above two choices, do not complete this table.)

Director Nominee Name	Number of Votes
Lecil E. Cole		Votes FOR

George H. Barnes		Votes FOR

Michael D. Hause		Votes FOR

Donald M. Sanders		Votes FOR

Marc L. Brown		Votes FOR

Alva V. Snider		Votes FOR

Scott Van Der Kar		Votes FOR

J. Link Leavens		Votes FOR

Dorcas H. McFarlane		Votes FOR

John M. Hunt		Votes FOR

Egidio Carbone, Jr.		Votes FOR

Harold Edwards		Votes FOR

Steven Hollister		Votes FOR

Total Votes Cast:

2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CALAVO GROWERS, INC. FOR THE YEAR ENDING OCTOBER 31, 2011

	FOR		AGAINST		ABSTAIN
☐		☐		☐

3. APPROVAL OF THE CALAVO GROWERS, INC. 2011 MANAGEMENT INCENTIVE PLAN
☐	FOR	☐	AGAINST	☐	ABSTAIN

4. ADVISORY VOTE APPROVING THE EXECUTIVE COMPENSATION DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT
☐	FOR	☐	AGAINST	☐	ABSTAIN

5. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

☐	1 YEAR	☐	2 YEARS	☐	3 YEARS
☐   ABSTAIN
6. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof. The Board of Directors, at present, knows of no other business to be presented at the meeting.

I (WE) WILL	☐	WILL NOT	☐	ATTEND THE MEETING IN PERSON.

ADDRESS LABEL
THIS SPACE MUST BE LEFT BLANK
The undersigned hereby ratifies and confirms all that the attorneys and proxies, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

Dated:	,	2011

Signature

Signature
Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.